SCHEDULE 14A INFORMATION

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ENTEGRIS, INC.

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ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 5, 2010

The 2010 Annual Meeting of Stockholders of Entegris, Inc. will be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Wednesday, May 5, 2010, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect nine (9) Directors to serve until the 2011 Annual Meeting of Stockholders.

2.	To ratify the appointment of KPMG LLP as Entegris’ independent registered public accounting firm for 2010.

3.	To approve the 2010 Stock Plan.

4.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

Stockholders of record at the close of business on March 12, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Peter W. Walcott Senior Vice President, General Counsel & Secretary

Dated: April 2, 2010

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING THREE WAYS: (1) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED STAMPED ENVELOPE BY MAIL, (2) BY COMPLETING A PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, OR (3) BY COMPLETING A PROXY ON THE INTERNET AT THE INTERNET ADDRESS LISTED ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders to be Held on May 5, 2010 — the Proxy Statement and the Annual Report are available at http://investor.entegris.com/financials.cfm

ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

Proxy Statement for the 2010 Annual Meeting of Stockholders

To Be Held on May 5, 2010

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Entegris, Inc., a Delaware corporation, (“Entegris” or the “Company”) for use at the 2010 Annual Meeting of Stockholders to be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Wednesday, May 5, 2010, at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. This proxy statement, the foregoing Notice of Annual Meeting of Stockholders, the enclosed form of proxy and the Company’s 2009 Annual Report on Form 10-K are first being mailed or given to stockholders on or about April 2, 2010.

PROXIES

A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Entegris another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2010 Annual Meeting. Any properly completed proxy forms returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted IN FAVOR of the election of the nine named nominees as directors and in accordance with the recommendations of the Board of Directors with respect to other matters to come before the 2010 Annual Meeting. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2010 Annual Meeting which is not known to the Company as of the date of this proxy statement, unless the proxy directs otherwise.

Stockholders may vote by proxy in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card in accordance with the specified instructions, or (3) by completing a proxy on the Internet at the address listed on the proxy card in accordance with the specified instructions.

All costs of solicitation of proxies will be borne by Entegris. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Entegris will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING SECURITIES AND VOTES REQUIRED

The record date for the determination of stockholders entitled to notice of and to vote at the 2010 Annual Meeting was the close of business on March 12, 2010 (the “Record Date”). On the Record Date, there were 131,178,201 shares of Common Stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a majority of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors (see “Corporate Governance – Majority Voting for Directors” below) and for the approval of the other matters listed in the Notice of Meeting. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of the directors.

PROPOSAL 1 – ELECTION OF DIRECTORS

At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms are expiring. The persons named in the enclosed proxy will vote to elect as directors the nominees designated by the Board of Directors, whose names are listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors. There are no family relationships between or among any officers or directors of Entegris.

Nominees for Election

Set forth below are the name and age of each nominee for election as a director, his principal occupation and, in the case of existing directors, the year of his first election as a director of Entegris or a predecessor public corporation.

Name of Nominee	Age	Principal Occupation	Director Since*
Current Directors:
Gideon Argov	53	President & Chief Executive Officer, Entegris, Inc.	2004
Michael A. Bradley	61	Chief Executive Officer, Teradyne, Inc.	2001
Michael P.C. Carns	72	Independent Business Consultant	2001
Daniel W. Christman	66	Independent Business Consultant	2001
Gary F. Klingl	70	Management Consultant	2000
Roger D. McDaniel	71	Chairman of the Board, Retired Executive	1999
Paul L.H. Olson	59	Chief Executive Officer, nuBridges, Inc.	2003
Brian F. Sullivan	48	Chief Executive Officer, SterilMed, Inc.	2003

New Nominee:
Marvin D. Burkett	64	Management Consultant

*	Includes service with predecessor public company, Entegris, Inc., a Minnesota corporation (“Entegris Minnesota”), in the case of Messrs. Klingl, Olson, McDaniel and Sullivan and Mykrolis Corporation (“Mykrolis”) in the case of Messrs. Argov, Bradley, Carns and Christman.

Set forth below with respect to each director or nominee are the principal occupation and business experience during at least the past five years, the names of other publicly held companies of which he serves or has served as a director during such period, as well as the experience, qualifications, attributes or skills that has lead the Board of Directors to conclude that each nominee should serve as a director of the Company. All of the following existing directors have served as Entegris directors since August of 2005.

Gideon Argov serves as our President and Chief Executive Officer. He served as the Chief Executive Officer and a director of Mykrolis Corporation from November 2004 until its merger into the Company. Prior to joining Mykrolis, Mr. Argov was a Special Limited Partner at Parthenon Capital, a Boston-based private equity partnership, since 2001. He served as Chairman, Chief Executive Officer and President of Kollmorgen Corporation from 1991 to 2000. From 1988 to 1991 he served as Chief Executive Officer of High Voltage Engineering Corporation. Prior to 1988, he led consulting engagement teams at Bain and Company. Mr. Argov served as a director of Helix Technology Corporation until its merger with Brooks Automation, Inc. in 2005. He currently is a director of Interline Brands, Inc., X-Rite Incorporated and Fundtech Corporation.

The Board of Directors has concluded that by reason of his extensive experience as a chief executive officer of three public companies prior to his current position and his many years of experience as a director of a variety of public companies as well as his current position as chief executive officer of the Company, Mr. Argov should serve as a director of the Company.

Michael A. Bradley served as a director of Mykrolis Corporation and as Chairman of the Audit & Finance Committee of the Mykrolis board of directors from 2001 until August 2005 when it merged into the Company. He served as Chairman of the Audit & Finance Committee of the Company’s board of directors from the date of that merger until June 14, 2006 and as a member of that committee until May 2008 when he joined the Management Development & Compensation Committee of the Company’s board of directors. He has been the Chief Executive Officer and a director of Teradyne, Inc. since 2004. Prior to that he served as President of Teradyne, Inc. since May of 2003 and as President, Semiconductor Test Division of Teradyne since April of 2001. Mr. Bradley served as the Chief Financial Officer of Teradyne, Inc. from 1999 until 2001 and as a Vice President of Teradyne since 1992. Prior to that, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Mr. Bradley was appointed to Teradyne’s Management Committee in 1994 and its Executive Committee in 1996. Mr. Bradley serves as a director of the Massachusetts High Technology Council. He received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

The Board of Directors has concluded that by reason of his experience as a chief executive officer of Teradyne, Inc. as well as his other senior executive positions with Teradyne which have given him extensive experience with the semiconductor industry and by reason of his nine years of experience as a director of both Mykrolis Corporation and the Company, Mr. Bradley should serve as a director of the Company.

Michael P.C. Carns has served as a director of Mykrolis and as a member of the Management Development & Compensation Committee of the Mykrolis board of directors since 2001 and as Chairman of that committee from 2004 until its merger into the Company; he has also served as the Chairman of the Management Development & Compensation Committee of the Company since June 14, 2006. Mr. Carns retired in the grade of General from the United States Air Force in September 1994 after 35 years of service. General Carns currently is an independent business consultant. From 1995 to 2000, General Carns served as President and Executive Director of the Center for International Political Economy. From May 1991 until his retirement, General Carns served as Vice Chief of Staff, United States Air Force. From September 1989 until 1991, he served as Director of the Joint Staff, Joint Chiefs of Staff. He is a member of several Department of Defense Advisory Panels and numerous professional and civic organizations. General Carns graduated from the United States Air Force Academy in 1959; from the Harvard Business School in 1967; and from the Royal College of Defence Studies, London, England in 1977. Within the past five years General Carns has also served as a director of Engineered Support Systems, Inc. (manufacture and service of integrated military electronics systems), Mission Research Corporation (high technology research) and Rockwell Collins, Inc. (aviation and information technology).

The Board of Directors has concluded that by reason of his extraordinary experience as a General Officer in the U.S. Air Force, his service as a director on a number of diverse public and private companies and by reason of his nine years of experience and significant contributions as a director of both Mykrolis Corporation and the Company, General Carns should serve as a director of the Company.

Daniel W. Christman served as a director of Mykrolis Corporation and as a member of the Audit & Finance Committee of the Mykrolis Board of Directors from 2001 until the August 2005 merger with the Company. From

February of 2003 through 2004 he was designated as the Presiding Director of the Mykrolis Board of Directors. Since the Merger he served on the Audit & Finance Committee of the Company’s Board of Directors and since May 2008 on its Governance & Nominating Committee. From 2003 until 2009 he served as Senior Vice President, International Affairs of the U.S. Chamber of Commerce. In 2001 he retired in the grade of Lieutenant General after a career in the United States Army that spanned more than 36 years. Immediately prior to his retirement, General Christman served as the Superintendent of the United States Military Academy at West Point since 1996. From 1994 until 1996, General Christman served as Assistant to the Chairman of the Joint Chiefs of Staff of the United States. General Christman’s key command positions have also included the U.S. Army’s Engineer School in the early 1990’s, and the U.S. Army Corps of Engineer District in Savannah, Georgia. General Christman also served in President Ford’s administration as a member of the National Security Council staff, where he shared responsibility for strategic arms control. General Christman served as Chairman of the Board and a director of Ultralife, Inc., a manufacturer of high-energy lithium batteries for military, industrial and consumer applications until March 24, 2010. He currently serves as a director of United Services Automobile Association. General Christman is a graduate of the United States Military Academy at West Point, where he also was an Assistant Professor of Economics. General Christman holds an MPA degree in public affairs and an MSE degree in civil engineering from Princeton University and a Juris Doctor degree from The George Washington University Law School.

The Board of Directors has concluded that by reason of his extensive graduate education, his responsibilities as a General Officer in the U.S. Army, his experience with international business issues with the U.S. Chamber of Commerce and by reason of his nine years of experience as a director of both Mykrolis Corporation and the Company, General Christman should serve as a director of the Company.

Gary F. Klingl served as a director of Entegris Minnesota and as Chairman of the Compensation and Stock Option Committee of the Entegris Minnesota Board of Directors from September 2000 until the merger with the Company in August 2005; he also served as the Chairman of the Management Development & Compensation Committee of the Company’s Board of Directors from the merger until June 14, 2006. Since 1994, Mr. Klingl has served as a management consultant. Prior to 1994, Mr. Klingl served as President of Green Giant Worldwide, a division of The Pillsbury Company and held various other management positions at Pillsbury.

The Board of Directors has concluded that by reason of his responsibilities as a senior management official with The Pillsbury Company and by reason of his nine years of experience as a director of both Entegris Minnesota and the Company, Mr. Klingl should serve as a director of the Company.

Roger D. McDaniel serves as the independent Chairman of the Board of the Company and served as the Chairman of the Audit & Finance Committee of the Company’s Board of Directors from June 14, 2006 until May 6, 2009. Prior to the August 2005 merger with the Company, he served as a director of Entegris Minnesota and as a member of the Compensation and Stock Option and Audit Committees of the Entegris Minnesota Board of Directors from August 1999 until the Merger. Prior to that time, Mr. McDaniel was a director of Fluoroware, Inc. since August 1997. Mr. McDaniel, currently retired, was President and Chief Executive Officer of IPEC, Inc., a manufacturer of chemical-mechanical planarization (CMP) equipment for the semiconductor industry, from 1997 to 1999. From 1989 to August 1996, Mr. McDaniel was the Chief Executive Officer of MEMC Electronic Materials, Inc., a silicon wafer producer, and was also a director of MEMC from April 1989 to March 1997. Mr. McDaniel is a director of Veeco Instruments, Inc. He is also a past director and Chairman of the Semiconductor Equipment and Materials International (SEMI) organization.

The Board of Directors has concluded that by reason of his many years of industry business experience and of his experience as chief executive officer of two different companies serving the semiconductor industry and by reason of his thirteen years of experience as a director of both Entegris Minnesota and the Company, Mr. McDaniel should serve as a director of the Company.

Paul L.H. Olson served as a director of Entegris Minnesota and as Chairman of the Governance Committee of the Entegris Minnesota board of directors from March 2003 until the August 2005 merger with the Company and as the Chairman of the Governance and Nominating Committee of the Company’s Board of Directors since that time. Mr. Olson is the Chief Executive Officer and a director of nuBridges, Inc., a software business headquartered in Atlanta, Georgia. He served as Executive Vice President of Bethel University from 2002 to 2008. Prior to 2000, Mr. Olson was a founding executive of Sterling Commerce, Inc., an electronic commerce software company. Prior to his role with Sterling Commerce, he held executive positions with Sterling Software, Inc. and Michigan National Corp. Mr. Olson is a member of the board of directors of several private companies and non-profit organizations, including WMC Industries, Inc. and 3CA a non-profit association; Mr. Olson also serves as an advisor to Thoma Bravo Equity Partners. Mr. Olson holds a doctorate degree from the University of Pennsylvania.

The Board of Directors has concluded that by reason of his extensive graduate education, his many years of business and institutional management experience and of his experience as chief executive officer of two different software companies and by reason of his ten years of experience as a director of both Entegris Minnesota and the Company, Mr. Olson should serve as a director of the Company.

Brian F. Sullivan served as a director of Entegris Minnesota and as a member of its Compensation and Stock Option Committee from December 2003 until the August 2005 merger with the Company; and served as a member of the Management Development & Compensation Committee of the Company from the Merger until May 2008 at which time he joined the Audit & Finance Committee. Mr. Sullivan has served as Chief Executive Officer of SterilMed, Inc. since 2002. From 1999 to 2002, Mr. Sullivan was co-chairman of an on-line grocery delivery company, SimonDelivers.com. Mr. Sullivan co-founded Recovery Engineering, Inc. in 1986, and was Chairman and Chief Executive Officer until it was sold in 1999. Mr. Sullivan is a member of the board of directors of Virtual Radiologic Corporation, as well as several private companies and non-profit organizations. Mr. Sullivan holds an AB degree from Harvard University.

The Board of Directors has concluded that by reason of his extensive his years of varied business and management experience and of his experience as chief executive officer of two diverse businesses and by reason of his seven years of experience as a director of both Entegris Minnesota and the Company, Mr. Sullivan should serve as a director of the Company.

New Nominee:

Marvin D. Burkett is a nominee for election as a director of the Company for the first time. He has served as the Chief Financial Officer and Chief Administrative Officer of Nvidia Corporation (high performance semiconductor based graphics products) from 2001 until his retirement in 2009; he currently serves as a senior advisor to Nvidia. Mr. Burkett also served Advanced Micro Devices, Inc. (manufacturer of semiconductors) from 1972 until 1998 first as corporate controller and then as Senior Vice President, Chief Financial Officer and Chief Administrative Officer. Prior to that he worked at the Semiconductor Division of Raytheon Company. Mr. Burkett holds a B.S. degree and an M.B.A. from the University of Arizona.

The Board of Directors has concluded that by reason of his forty years of experience in the semiconductor industry and of his experience as chief financial officer and chief administrative officer of two major companies serving the semiconductor industry, Mr. Burkett should serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES

CORPORATE GOVERNANCE

Entegris’ Board of Directors believes that adherence to good corporate governance principles is essential to running our business efficiently, to maintaining our integrity in the marketplace and to ensure that the Company is managed for the long-term benefit of its stockholders. The Board recognizes that maintaining and ensuring good corporate governance is a continuous process. To this end, our Board of Directors has adopted the Entegris, Inc. Corporate Governance Guidelines, the Entegris, Inc. Code of Business Ethics (which is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors) and a charter for each committee of the Board of Directors. The Corporate Governance Guidelines, the Code of Business Ethics and the Charters of the Audit & Finance Committee, the Management Development & Compensation Committee and the Governance & Nominating Committee are available on the Company’s website at http://www.Entegris.com under “Investors” – “Corporate Governance” and will be provided in printed form to any stockholder who requests them from us.

Director Independence

The Company’s Corporate Governance Guidelines provide that a substantial majority of the directors shall be independent. Currently, with the exception of the Chief Executive Officer, our Board of Directors is comprised entirely of independent directors. The Board has determined that each of Messrs. Bradley, Carns, Christman, Klingl, McDaniel, Olson and Sullivan is, and, if elected by the stockholders, Mr. Burkett will be, “independent” as determined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules. The Corporate Governance Guidelines also provide that there will be an executive session, comprised exclusively of independent directors, at each regularly scheduled Board of Directors meeting.

Board Leadership Structure

Our board has adopted a structure whereby the Chairman of the Board is an independent director. We believe that having a Chairman independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to the Company’s strategy and performance. Our Chief Executive Officer is also a member of the Board of Directors as the management representative on the Board. We believe this is important to make information and insight directly available to the directors in their deliberations. Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman of the Board is responsible for the smooth functioning of our Board, enhancing its effectiveness by guiding Board processes and presiding at Board meetings and executive sessions of the independent directors. Our Chairman also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities. Our Chairman is an ex officio member of each standing Board committee, providing guidance and, like all directors, taking an active role in evaluating our executive officers. Our Chairman also acts as a liaison between our Board and our executive management, promoting clear and open communication between management and the Board.

Board of Directors Role in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them. While our Board is ultimately responsible for risk oversight at our Company, our Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit & Finance Committee focuses on financial risk, including internal controls and receives an annual risk assessment report from our internal auditors. Our Governance & Nominating Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. Finally, our Management Development & Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and related to succession planning for our executive officers.

Related Party Transactions

The Board of Directors has adopted a policy that prohibits any business transaction with a value of $60,000 or more between Entegris and our directors, nominees for director and executive officers or their immediate families. In addition, as part of our annual disclosure documentation process we circulate questionnaires to our directors, nominees for director and our executive officers requiring information as to any business transaction with a value of $60,000 or greater between Entegris and those persons or a member of his or her immediate family. The answers to these questionnaires are reviewed for compliance with this policy by management and discussed with the Audit & Finance Committee and our independent registered public accounting firm. Since January 1, 2009, there has been no such business transaction between Entegris and any director, nominee or executive officer or their immediate family.

Majority Voting for Directors

On December 17, 2008, the Company’s Board of Directors approved amendments to the Company’s By-Laws (the “By-Laws”) and Corporate Governance Guidelines in order to implement a change in the vote required to elect directors in uncontested elections of directors from a plurality-voting standard to a majority-voting standard. This change was effective as of the date of adoption.

The amendments to the By-Laws provide that a director nominee will be elected in an uncontested director election only if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. Directors will continue to be elected by a plurality vote at any “contested” election which is defined as an election where the number of nominees exceeds the number of directorships to be filled. The amendments to the By-Laws also prohibit the Board from nominating for election (or filling a vacancy or newly created directorship with) any candidate who has not agreed in advance to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required vote for reelection in the next election, and (b) the Board’s acceptance of such resignation. The By-Laws impose a similar requirement on director candidates nominated by stockholders. All nominees for election as director listed above have agreed to tender such a resignation.

If an incumbent director does not receive the required vote for reelection, the Governance & Nominating Committee of the Board will make a recommendation to the Board as to whether to accept the director’s resignation; the Board will consider this recommendation and determine, within 90 days after certification of the election results, whether to accept the director’s resignation and will promptly disclose its decision (including the reasons underlying the decision) in an SEC filing.

Board and Committee Meetings

The Board of Directors has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the directors. As noted above, the Board has adopted a written charter for the Audit & Finance Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Audit & Finance Committee include selection, appointment, compensation and oversight of the Company’s independent registered public accounting firm as well as reviewing the scope and results of audits and reviewing the Company’s internal accounting control policies and procedures. The Audit & Finance Committee held seven meetings during fiscal 2009. The current members of the Audit & Finance Committee are Daniel W. Christman, Chairman, Roger D. McDaniel and Brian F. Sullivan, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and to comply with the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Roger D. McDaniel, a member of the Audit & Finance Committee, possesses the attributes of an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.

The Board of Directors also has a standing Management Development & Compensation Committee, which reviews executive compensation and development and provides recommendations to the Board regarding Entegris’ compensation programs. The Board of Directors has adopted a written charter for the Management Development & Compensation Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Management Development & Compensation Committee include determining the compensation of corporate officers, reviewing and recommending changes to equity incentive and other employee benefit plans, reviewing the administration of such plans, reviewing the Company’s management development programs and strategies and reviewing and recommending annual compensation for the Board of Directors. The Management Development & Compensation Committee held eight meetings during fiscal 2009. The members of the Management Development & Compensation Committee are Michael P.C. Carns, Chairman, Michael A. Bradley and Gary F. Klingl, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors has a standing Governance & Nominating Committee, which provides recommendations to the Board regarding Entegris’ corporate governance and corporate responsibility programs and recommends nominees to be elected to the board of directors. The Board of Directors has adopted a written charter for the Governance & Nominating Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Governance & Nominating Committee include the periodic review of corporate governance guidelines and matters related to corporate responsibility, review of matters relating to the size, composition, required skills and structure of the Board and committees thereof, the review and evaluation of potential candidates for nomination to the Board, recommendation to the Board of Directors of a slate of nominees for election as directors each year and the determination to accept or reject resignations of directors who fail to receive a majority vote for their re-election to the Board as described above. The Governance & Nominating Committee held three meetings during fiscal 2009. The members of the Governance & Nominating Committee are Paul L.H. Olson, Chairman, Daniel W. Christman and Gary F. Klingl, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors held five meetings during fiscal 2009. Each of Messrs. Argov, Bradley, Carns, Christman, Klingl, McDaniel, Olson and Sullivan attended at least 75% of the aggregate number of meetings held by the Board of Directors and by any committee on which he at the time served.

Director Nomination Process

The Governance & Nominating Committee is responsible for managing the process for nomination of new directors. The Committee may identify potential candidates for first-time nomination as a director using a variety of sources – recommendations from our management, current directors, stockholders or contacts in communities served by Entegris, or by conducting a formal search using an outside search firm selected and engaged by the Governance & Nominating Committee. Following the identification of a potential director-nominee, the Governance & Nominating Committee commences an inquiry to obtain sufficient information concerning the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following factors: (1) whether the individual meets the specified minimum qualifications for first-time director nominees; (2) whether the individual would be considered independent under applicable rules of NASDAQ and the Securities and Exchange Commission; and (3) whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit & Finance Committee and/or the Management Development & Compensation Committee of the Board.

The Governance & Nominating Committee evaluates candidates for director nominees in the context of the current composition of the Board taking into account all factors it considers appropriate, including but not limited to, the characteristics of independence, age, skills, experience, availability of service to Entegris, tenure of incumbent directors on the Board and the anticipated needs of the Board of Directors. The Governance & Nominating Committee believes that the assessment of potential nominees to be recommended by the Governance & Nominating Committee should include consideration of the following factors: (i) a position capable of making, or a record of, valuable contributions to the business community, (ii) personal qualities of leadership, character, judgment and a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) experience in the semiconductor/microelectronics industry or in other industries in which the Company operates; (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings; (v) candor and willingness to operate on a team and to seek consensus; or (vi) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like. In addition, at least one member of the Board should have accounting or related financial management expertise, as determined in the business judgment of the Board of Directors. The Governance & Nominating Committee will consider potential nominees recommended by our stockholders for the Committee’s consideration taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Chairman, Governance & Nominating Committee in care of the Company’s Senior Vice President, General Counsel & Secretary at Entegris, Inc., 129 Concord Road, Billerica, MA 01821. Our By-Laws provide for additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Stockholder Proposals for 2011 Annual Meeting” below. In addition, as noted above, our By-Laws require that all nominees, as a condition to being nominated, agree to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required vote for reelection in the next election, and (b) the Board’s acceptance of such resignation.

Communications with the Independent Directors

Stockholders and other interested parties may communicate directly with a member or members of the Board or the non-management directors either individually or as a group by addressing their correspondence to the director or directors, c/o our Senior Vice President, General Counsel & Secretary, at the address listed above, with a request to forward the same to the intended recipient. All such communications will be reviewed by the Company’s Senior Vice President, General Counsel & Secretary and if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chairman of the Board (Mr. McDaniel). The Chairman of the Board will provide to the directors copies or summaries of any such stockholder communications as he considers appropriate.

Director Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend Annual Meetings of Stockholders. All current directors attended the 2009 Annual Meeting of Stockholders.

Director Compensation

Effective May 7, 2008, the Board adopted the following revised standard compensation arrangements for non-employee directors: an annual retainer of $55,000 plus an annual fee of $5,000 for service on the Audit & Finance Committee. Committee chairmen receive an annual fee in lieu of any committee service fee of $7,500 for the Chairman of the Management Development & Compensation Committee, $5,000 for the Chairman of the Governance and Nominating Committee and of $10,000 for the Chairman of the Audit & Finance Committee. Non-employee directors are also entitled to annual equity awards of $100,000 worth of restricted stock valued on the date of each Annual Meeting with restrictions lapsing on the date of the next Annual Meeting. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director. The Entegris Board of Directors adopted the following standard compensation arrangement for the independent Chairman of the Board (Mr. McDaniel): the above specified annual retainer and applicable fees from committee service plus an annual chairman’s fee of $40,000. All of the foregoing fees are based on a June through May fiscal period and are paid quarterly in advance. Mr. Argov receives no compensation for his service as a director.

Effective January 14, 2009, in order to provide the Company with some cash flow relief during the severe industry and general economic recession that we confronted in 2009, the Board of Directors approved an amendment to the above fee arrangements so that the fourth quarterly installment of such fees would not be paid and the directors were granted a restricted stock award equal to the number of shares yielded by dividing the amount of such fees that would have been due by the closing price of our stock on the NASDAQ on that date. Restrictions on these shares lapsed on January 14, 2010. On May 6, 2009 the Board of Directors approved an unrestricted equity award with respect to the elimination of this fourth quarterly installment of directors fees; these awards are reflected in column (c) of the Director Summary Compensation Table below. Also on May 6, 2009 the directors approved substitute fee arrangements for the balance of 2009 as follows: unrestricted equity awards to be paid on the date that quarterly directors’ fees would otherwise be payable in an amount equal to that number of shares calculated by dividing the cash fees that would have been due on that date by the closing price of the Company’s stock on the trading day immediately preceding such payment date; these equity awards are reflected in column (c) of the Director Summary Compensation Table below. Effective January 1, 2010, the Board of Directors reinstated the standard cash fee arrangements described above.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2009.

(a)	(b)	(c)	(d)	(e)
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Michael A. Bradley	0	$205,467	—	$205,467
Michael P.C. Carns	0	$218,506	—	$218,506
Daniel W. Christman	0	$217,913	—	$217,913
Gary F. Klingl	0	$205,467	—	$205,467
Roger D. McDaniel	0	$288,654	—	$288,654
Paul L. H. Olson	0	$214,160	—	$214,160
Brian F. Sullivan	0	$214,160	—	$214,160

(1)	Gideon Argov, the Company’s President and Chief Executive officer, is not included in this table since he is an employee of the Company, receives no compensation for his services as a director and is included in the Summary Compensation Table under Executive Compensation below.
(2)	Reflects the aggregate grant date fair value of stock awards to each director during 2009, calculated in accordance with FASB ASC Topic 718.

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is summary information concerning certain compensation earned, paid or awarded during fiscal years 2009, 2008 and 2007 by the Company to our chief executive officer, our chief financial officer, and to the three other most highly compensated executive officers who were serving as executive officers at the end of the fiscal year. Throughout this proxy statement we refer to these individuals collectively as the named executive officers.

Compensation Discussion and Analysis

Objectives of Executive Compensation Policies

The Entegris executive compensation policies are designed so that: (i) total compensation is tied to individual performance, (ii) total compensation will vary with the Company’s performance in achieving financial and non-financial objectives, and (iii) long-term incentive compensation is closely aligned with stockholders’ interests. Further, the Entegris executive compensation policies provide that the proportion of variable compensation increases as an employee’s level of responsibility increases so that compensation for senior executives is closely aligned with the Company’s performance. For these reasons, the Entegris executive compensation policies prioritize: pay-for-performance, competitive compensation and employee retention and alignment with stockholders’ interests. The overall objectives of the executive compensation policies are to:

•	attract, retain, motivate and reward high-caliber executives;

•	foster teamwork and support the achievement of the Entegris’ financial and strategic goals through performance based financial incentives;

•	promote the achievement of strategic objectives which lead to long-term growth in stockholder value;

•	encourage strong financial performance by establishing competitive goals for target performance and leveraging incentive programs through stock-based compensation; and

•	align the interests of executive officers with those of Entegris and its stockholders by making incentive compensation dependent upon Company performance.

For 2009, the Management Development & Compensation Committee of the Board, which is comprised solely of independent non-employee directors, as described under “Corporate Governance” above, (the “Committee”) retained the services of independent compensation advisory firm Frederick W. Cook & Co., Inc. (“FW Cook”) to assist with the review and evaluation of the Company’s compensation policies and to suggest new or alternative compensation arrangements where appropriate. The use of an independent consultant provides additional assurance that our programs are reasonable and consistent with the Company’s objectives. During 2009 FW Cook performed services only for the Committee under its direction.

Evaluation of Compensation against External Data

In the design of the 2009 compensation programs the Committee evaluated each element of compensation as well as total compensation against corresponding compensation data from comparable companies collected by FW Cook. The Committee compares the Company’s compensation practices and levels of pay to a group of companies that were evaluated by FW Cook as being comparable to Entegris. For 2009 this “peer group” was comprised of the following 18 companies:

Asyst Technologies, Inc.	EMCORE Corporation	Novellus Systems, Inc.
ATMI, Inc.	FEI Company	Robbins & Myers Inc.
Brooks Automation Materials Inc.	FormFactor, Inc.	Teradyne, Inc.
Cabot Microelectronics, Inc.	IDEX Corp.	Varian Semiconductor Equipment
Coherent, Inc.	Kulicke & Soffa Industries	Veeco Instruments, Inc.
Cymer Inc.	MKS Instruments, Inc.	Verigy Ltd.

Information concerning the compensation practices of these companies was drawn from their proxy statements.

FW Cook supplemented this data with compensation survey data from technology companies and a broader, general industry compensation survey to develop a composite market perspective on competitive pay levels.

Based upon the Committee’s review of the compensation arrangements discussed below, the compensation levels of the above companies, general market pay practices for executives and its assessments of individual and corporate performance, the Company and the Committee believe that the value and design of the Company’s executive compensation policies for 2009 were appropriate. While executive officers, principally the Senior Vice President for Human Resources, worked closely with the Committee and with FW Cook, to design Entegris compensation programs for 2009, the Committee ultimately decides which policies to adopt and directs and finally approves the design of all compensation programs.

Elements of Compensation

The 2009 Entegris compensation program for senior executives, including the named executive officers listed in the Summary Compensation Table below, consisted of a number of elements which are summarized in the following table:

Compensation Element	What the Compensation Element Rewards	Purpose of the Compensation Element
Base Salary	Core competence in the executive role relative to required skills, experience and contributions to the Company.	Provide fixed compensation targeted at the median level, based on competitive market practice.

Short-Term Incentive Compensation (EIP)	The EIP was cancelled for 2009.

Long-Term Incentive Compensation	• Continued employment with the Company over the period covered by the award; • Aligning management’s interests with stockholders during difficult economic times.	• Executive ownership of our stock; • Retention of executives in a normally competitive labor market over the longer term.

Retirement Benefits	• Employee long-term commitment to the Company; • Saving for retirement; • Achievement of critical financial performance criteria.

•   Provides both a qualified and non-qualified tax-deferred retirement saving vehicle;

•   Makes total retirement benefits available to executives commensurate with other employees as a percentage of compensation.

Welfare Benefits	Executives participate in employee benefit plans generally available to employees.	Welfare benefits are a part of the broad-based total compensation program designed to be competitive in the labor market.

Perquisites	Increased responsibility and leadership duties.	Limited perquisites to promote healthy lifestyle, responsible personal financial planning and to enhance productivity of business travel.

Change in Control and Termination Benefits	• Continuity of senior management during a change in control • Commitment by senior officers to remain in position in a change in control situation.	Change in control agreements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control of the Company. The change in control agreements are described in more detail below under “Potential Payments upon Termination as a Result of Change in Control”.

The use of these compensation elements enables us to reinforce our pay for performance philosophy and to strengthen our ability to attract and retain high-quality executives. The Company and the Committee believe that this combination of compensation elements provides an appropriate mix of fixed and variable pay and achieves an appropriate balance between short-term operational performance and long-term shareholder value. The Committee determines the amount of compensation under each component of executive compensation granted to the executive officers to emphasize performance-based compensation tied to financial metrics approved by the Committee and to achieve the appropriate balance between cash compensation and equity compensation, as well as to reflect the level of responsibility of the executive officer. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. In fiscal 2009, the Committee granted a majority of total compensation to the named executive officers in the form of non-cash equity long-term incentive compensation.

When making compensation decisions, the Committee generally analyzes tally sheets prepared for each senior executive, including the named executive officers. These tally sheets were prepared by our human resources and finance departments and reviewed and commented on by FW Cook. Each of these tally sheets presents the dollar amount of each component of the named executive officers’ compensation, including current cash compensation (base salary and short-term incentive compensation), accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites and any other compensation.

These tally sheets reflect the annual compensation for the named executive officers (both target and actual), as well as the potential payments under selected performance scenarios and termination of employment and change-in-control scenarios. With regard to the performance scenarios, the tally sheets include the amounts of compensation that would be payable at target payout under the Entegris Incentive Plan and under the Company’s long term incentive program.

The overall purpose of these tally sheets is to bring together in one place, all of the elements of actual and potential future compensation of our named executive officers, as well as information about wealth accumulation, so that the Committee may analyze both aggregate total amount of actual and projected compensation. The Committee uses the tally sheet information in all other aspects of its analysis and compensation decision-making process including internal pay equity and other decisions regarding executive compensation.

When making compensation decisions, we also look at the compensation of our CEO and the other named executive officers relative to the compensation paid to similarly-situated executives at those “peer” companies listed above—this is often referred to as “benchmarking.” We believe, however, that a benchmark should be just that—a point of reference for measurement—but not the determinative factor for our executives’ compensation. The purpose of the comparison is merely to supplement and not to supplant the analyses of internal pay equity, wealth accumulation and the individual performance of the executive officers that we consider when making compensation decisions. Because the comparative compensation information is just one of the several analytical tools that are used in setting executive compensation, the Committee has discretion in determining whether to use this information and/or the nature and extent of its use.

Base Salary

In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; the Company’s overall budget for merit increases; and the competitive environment. Each year, we survey the compensation practices of companies serving the semiconductor and other industries deemed relevant as well as general market pay practices for executives in the United States as well as in other countries in which we have significant employee populations in order to assess the competitiveness of the compensation we offer. Subject to the reductions discussed below, in fiscal 2009, we continued to target base salary at the median level of the companies identified by and included in the compensation surveys conducted or relied upon by FW Cook. The Committee determined that nominal pre-reduction base salary amounts for our named executive officers and for our CEO remained consistent with the Committee’s expectations.

As noted above, the Company and the Committee believe that our success is dependent on our ability to hire and retain high-caliber executives in critical functions, and the pursuit of this objective may require us to recruit individual executives who have significant compensation and retention packages in place with other employers. In order to attract such individuals to Entegris, we may be required to negotiate compensation packages that deviate from the general principle of targeting base pay at the median of our peers. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues.

In light of the severe economic recession faced by the Company during 2009, upon the recommendation of management, the Committee approved the implementation of temporary base salary reduction measures including:

•	Elimination of all merit increases for 2009;

•	A temporary base salary reduction applicable to all U.S. and most non-U.S. employees ranging from 5% up to 10% for certain senior executives, including the named executive officers;

•

An additional 2009 base salary reduction for senior executives ranging from 5% for senior executives to 10% for certain senior executives, including the named executive officers replaced by restricted stock awards equal to the amount of the additional 2009 reduction divided by the closing price for the Company’s stock on the date of award, with restrictions lapsing on the anniversary of the date of award;

•	2 weeks of unpaid furlough for all employees including the named executive officers.

The temporary base salary reductions were restored for all employees other than the named executive officers and certain other executive officers at mid-year; the temporary salary reductions for named executive officers and certain other executive officers remained in effect for all of 2009. The impact of the above actions with respect to the named executive officers is reflected in the “Summary Compensation Table” below.

Short-Term Incentive Compensation

Entegris has for a number of years maintained a short-term variable incentive compensation program, the Entegris Incentive Plan or EIP, providing for a potential cash award based upon the achievement of financial and operating performance objectives. Under this plan, an incentive pool is established based upon the attainment of financial objectives established by the Committee. The named executive officers listed in the “Summary Compensation Table” below other than the CEO as well as one other executive officer have been eligible to receive an incentive compensation payment targeting 75% of their base salary. Other employees were eligible to receive lesser percentages under the EIP, ranging from 3% to 50% of their base salary, depending on their level of responsibility. The Entegris Incentive Plan is administered by and all awards are made at the discretion of the Committee.

Our performance in 2008 did not qualify for an EIP award pay out. In January of 2009 management and the Committee determined that, because of the severity of the economic recession and the deterioration in the Company’s business, there would be no EIP for 2009. These developments are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” as well as in the “Grants of Plan Based Awards” table below for the named executive officers.

Long-Term Incentive Compensation

Executives are also eligible to receive equity grants and awards under the various Entegris equity incentive plans, which are also administered by the Committee. As a general matter, restricted stock unit awards and stock option awards to senior executives were the principal vehicles used by Entegris for the payment of long-term incentive compensation during 2009. The Company and the Committee believed that for 2009 the award of stock options was an effective mechanism to align the interests of our executive officers and key personnel with those of Entegris shareholders which is expected to lead to an increase in the long-term value of Entegris. Since

SFAS 123(R) requires that we take an operating statement charge with respect to the grant of stock options, the Company and the Committee believe that grants of stock options to the broad-based key employee population are a less efficient long-term compensation vehicle than restricted stock units. However for senior executives, the Committee believes that a mixture of restricted stock units and stock options is appropriate. All stock options granted to executive officers by our predecessor companies and by the Company as part of the 2008 and 2009 LTIP awards were granted with an exercise price equal to the fair market value on the date of grant. The Board has adopted a standing agenda that provides that the Committee will consider equity awards for a given year at an early meeting during that year.

The 2009 long term incentive awards to the named executive officers are listed in the “Grants of Plan Based Awards” table below under the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards”, “All Other Stock Awards Number of Shares of Stock or Units” and “All Other Option Awards Number of Securities Underlying Options”. Fifty percent of the 2009 award (in terms of the fair value of the award) to executive officers, including the named executive officers, consisted of stock options to vest in three equal installments on the first through the third anniversary of the date of grant, and fifty percent consisted of restricted stock units, with restrictions lapsing in four equal installments on the first through the fourth anniversary of the date of award. The Committee believed that in the uncertain business environment prevailing during 2009 the prior practice of awarding performance shares was inappropriate since meaningful performance targets could not reasonably be established. It chose instead to grant stock options, that only provide value to the awardee if the price of the Company’s stock appreciates, to address the need for performance based long term incentive awards. The award of restricted stock units addressed another concern prevailing during uncertain economic times, the ability to retain executive officers and other key employees during these turbulent times and thereafter. Non-executive employees receiving equity awards in 2009 received restricted stock units, with the restrictions lapsing proportionately over four years.

Our performance in 2009 did not qualify for a performance share award under either the 2006 or 2007 LTIP awards. The 2008 LTIP performance share award is based on a three year performance cycle (2008-2010); based on our performance in 2008 and 2009, it currently appears that it is unlikely that there will be an award payout under the 2008 LTIP.

Stock Ownership Guidelines

During 2009 the Committee continued the stock ownership guidelines in order to assure the continuation of the close alignment of the interests of those executive officers who are elected by the Board of Directors with those of Entegris stockholders. This alignment is the objective of the long term incentive compensation discussed above. The guidelines provide that the CEO should attain and maintain beneficial ownership of Entegris stock having a value equal to five times his annual base salary; Executive Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to four times their respective annual base salaries, the Chief Financial Officer should attain and maintain beneficial ownership of Entegris stock with a value equal to three times his annual base salary and Senior Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to two times their annual base salary. Since Mr. Graves is also an Executive Vice President, he is held to the higher ownership standard of four times annual base salary. For purposes of the stock ownership guidelines, beneficial ownership of Entegris stock includes direct holdings, indirect holdings by immediate family and 401(k) and employee stock ownership plans, unvested restricted stock and the net share value of in-the-money vested and unvested stock options. The guidelines also provide that executives should attain this beneficial ownership of Entegris stock within five years of the later of their appointment to these positions or the date the guidelines were adopted. As of January 31, 2010, all of the named executive officers were in compliance with the stock ownership guidelines.

Chief Executive Officer Compensation

The Committee evaluates the compensation package of the Chief Executive Officer of Entegris in accordance with the objectives and methodology described above. In 2006 Mr. Argov’s salary was established pursuant to a revised employment agreement entered into in connection with the merger of Entegris Minnesota and Mykrolis into the Company at a base salary of $600,000 per year which was approved by our Board of Directors on August 10, 2005. In addition, through 2008 Mr. Argov has been eligible to participate in Entegris’ variable incentive compensation plan, the EIP, at a target pay out level of 75% of base salary, in other employee benefits offered by Entegris, including equity incentive plans, and in any supplemental retirement plan offered by Entegris. He is also entitled to receive a financial planning allowance. In evaluating Mr. Argov’s compensation for 2009, the Committee also considered compensation levels of chief executive officers in the market pay survey conducted by FW Cook, individual performance and Entegris recent financial performance. For 2009 the Committee and the Board of Directors determined that Mr. Argov’s salary remain at the 2006 level, but increased his EIP target level to 100% of base salary.

Mr. Argov participated in the 2009 salary reduction actions described above under “Base Salary” on the same basis as other named executive officers. As was the case with other named executive officers, in light of the severe economic conditions, the Committee determined that Mr. Argov would not receive an EIP award for 2009.

During 2009 Mr. Argov was granted a long-term equity incentive award consisting of stock options covering 420,000 shares and 150,000 shares of time-based restricted stock units, in each case on the same terms as described above under “Long Term Incentive Compensation”. For 2009 our performance resulted in no payment to Mr. Argov under the provisions of the 2006 and 2007 long-term incentive awards.

Benefits

We provide benefit programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those U.S. employees who may be eligible to participate:

Benefit Plan	Executive Officers	Certain Managers	Full Time Employees
401(k) Plan	✓	✓	✓
Medical/Dental Plans	✓	✓	✓
Life and Disability Insurance (1)	✓	✓	✓
Employee Stock Purchase Plan	✓	✓	✓
Entegris Incentive Plan (2)	✓	✓	✓
Long Term (Equity) Incentive Program	✓	✓	Not Routinely
Change of Control Agreements	✓	Not Offered	Not Offered
Supplemental Executive Retirement Plan (SERP)	✓	Not Offered	Not Offered
Deferred Compensation Plan	✓	✓	Not Offered

(1)	Entegris provides Company-paid Long-Term Disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month. All Entegris officers receive company-paid Long-Term Disability coverage that provides a monthly benefit of 60% of qualified salary to a maximum of $15,000 per month.
(2)	Certain selected foreign managers are also eligible to participate in these plans.

Personal Benefits

The Company and the Committee believe that personal benefits, or perquisites, for executive officers should be limited in scope and value. As a result, we offer executives a minimal level of perquisites. We provide our senior officers, including the named executive officers, with a limited financial planning allowance via taxable reimbursements for financial planning services such as financial planning advice, tax and estate planning, and tax preparation, which are focused on assisting officers in achieving the highest value from their compensation. In addition, we provide limited reimbursement for life and disability insurance and health club and airline club memberships and executive physical exams in order to encourage a healthy life style and provide more productive business travel arrangements. The aggregate value of all perquisites provided to the named executive officers other than Messrs. Argov and Walcott during 2009 was less than $10,000 each. The perquisites provided to Messrs. Argov and Walcott during 2009, in the respective amounts of $20,925 and $18,726, are included in the Summary Compensation Table below under the column entitled “All Other Compensation” and are described in footnote 5(f) to that table.

Retirement Plan

Entegris offers retirement benefits to its U.S. employees through the tax-qualified Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement), hereafter referred to as the 401(k) Plan, which generally provides both an employer match for employee contributions and a discretionary profit sharing contribution. Executive officers participate in the 401(k) Plan on the same terms as those available for other eligible employees in the U.S. The 401(k) Plan provides a long-term savings vehicle that allows for pretax contributions by employees and tax-deferred earnings. In prior years the Company made matching contributions to the 401(k) Plan equal to 100% of such employee contributions on the first 3% of eligible compensation and 50% of the next 2% of eligible compensation, not to exceed the annual IRS limit. During prior years the 401(k) Plan also included a defined contribution element that features a discretionary performance based cash profit-sharing contribution determined annually based on the Company’s performance against the financial criteria used to determine EIP awards pursuant to a formula approved by the Committee. These profit-sharing contributions vest beginning after two years of service in 25% annual increments until the employee is 100% vested after five years of service. Employees direct their own investments in the 401(k) Plan among 25 investment funds. In response to the severe economic recession and in order to conserve cash, effective in March 2009 the Company eliminated the Company matching contribution for the balance of 2009 and eliminated the Company discretionary contribution for calendar years 2008 and 2009. Effective January 1, 2010, these Company contributions were reinstated.

In connection with the 401(k) Plan we also maintain a Supplemental Executive Retirement Plan (SERP) that was initially assumed in the merger with Mykrolis Corporation and then amended and restated in 2008 and further amended in 2009. Under this non-qualified plan, certain senior executives, including the named executive officers, are allowed certain salary deferral benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans. Compensation that may be deferred into the SERP include employee and matching employer contributions as well as employer discretionary profit sharing contributions to the 401(k) Plan that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. SERP participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the SERP participant, which may be allocated among the same 25 investment funds as are offered with respect to the 401(k) Plan accounts.

As noted, the discretionary contribution to the 401(k) Plan and the SERP was eliminated for 2009. In addition, as with the 401(k) Plan, employer matching contributions to the SERP were eliminated effective March 2009.

The individual participant balances in the 401(k) Plan and SERP reflect a combination of: (1) the annual amount contributed by the Company or by the employee to the SERP and the amount of his or her cash compensation that the employee elects to defer; (2) the annual contributions and/or deferred amounts being invested at the direction the employee (the same investment choices are available to all participants); and (3) the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including executive officers, may have materially different account balances because of a combination of these factors.

See the “Non-Qualified Deferred Compensation Table” below for more information on SERP balances and earnings.

Summary Compensation Table

The following table summarizes the reportable compensation, in accordance with Item 402(c) of Regulation S-K under the Securities Act of 1933, to the named executive officers for the fiscal years ended December 31, 2009, 2008 and 2007:

(a)	(b)	(c)			(d)		(e)		(f)		(g)		(h)		(i)
Name and Principal Position	Year	Salary ($)			Bonus ($)		Stock Awards (2) ($)		Option Awards (3) ($)		Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Total ($)
Gideon Argov President & Chief Executive Officer	2009 2008 2007	$ $ $	466,385 623,077 600,000	(1)	$ $ $	0 0 0	$ $ $	610,500 417,600 1,386,000	$ $	201,600 378,000 0	$ $ $	0 0 292,500	$ $ $	23,537 46,374 90,968	$ $ $	1,301,914 1,465,051 2,369,468

Gregory B. Graves Executive Vice President & Chief Financial Officer	2009 2008 2007	$ $ $	245,831 326,679 273,757	(1)	$ $ $	0 0 0	$ $ $	261,000 504,750 462,000	$ $ $	84,000 161,000 0	$ $ $	0 0 134,067	$ $ $	12,433 18,430 30,938	$ $ $	603,264 1,010,859 900,762

Bertrand Loy Executive Vice President & Chief Operating Officer	2009 2008 2007	$ $ $	291,490 359,282 307,050	(1)	$ $ $	0 0 0	$ $ $	266,875 498,250 577,500	$ $ $	84,000 495,500 0	$ $ $	0 0 149,687	$ $ $	77,222 20,359 36,405	$ $ $	719,587 1,373,391 1,070,642

Peter W. Walcott Senior Vice President, General Counsel & Secretary	2009 2008 2007	$ $ $	208,012 277,515 258,556	(1)	$ $ $	0 0 0	$ $ $	164,387 106,050 346,500	$ $ $	50,400 96,600 0	$ $ $	0 0 126,046	$ $ $	116,743 16,142 30,655	$ $ $	539,542 496,307 761,757

John J. Murphy Senior Vice President Human Resources	2009 2008 2007	$ $ $	193,083 257,599 240,000	(1)	$ $ $	0 0 0	$ $ $	116,589 70,700 231,000	$ $ $	36,000 64,400 0	$ $ $	0 0 117,000	$ $ $	10,139 14,984 25,688	$ $ $	355,811 407,683 613,688

(1)	The amounts listed for salary in 2008 include one bi-weekly payment with respect to 2009 which was paid during 2008 due to the timing of the payroll run during the year end holidays.
(2)	The amounts in column (e) reflect the dollar amount of the grant date fair value computed in accordance with FASB ASC Topic 718 (column (e)) for awards of restricted stock and performance shares made pursuant to the Company’s long term incentive program during each of the fiscal years ended December 31, 2009, 2008 and 2007. The amounts in column (e) for 2009 also include the dollar amount of the grant date fair value, computed in accordance with FASB ASC Topic 718 (column (e)), of restricted stock awards made in lieu of 10% of the base salary of each of the named executive officers on January 14, 2009 as follows: Mr. Argov – 30,151 shares; Mr. Graves – 15,892 shares; Mr. Loy – 18,844 shares; Mr. Walcott – 13,448 shares; Mr. Murphy – 12,482 shares; the restrictions on all of these shares lapse on January 14, 2010. The value of performance shares received with respect to 2008 cannot be determined until the end of the three-year performance cycle (2008-2010) on which the award is based, however, the value included in column (e) above for 2008 assumes the 2008 performance award pays out at a target performance level; if a maximum performance level were achieved the values listed in column (e) above with respect to 2008 would be increased by the following respective amounts: Mr. Argov – $417,600, Mr. Graves – $176,750, Mr. Loy – $176,750, Mr. Walcott – $106,050, Mr. Murphy – $70,700. The value of the 2007 performance share award included in column (e) for 2007 assumes performance at target level with respect to the three weighted financial performance metrics. If the maximum performance level were achieved, the amounts listed in column (e) for 2007 would be increased by the following respective amounts: Mr. Argov – $1,386,000, Mr. Graves – $369,600; Mr. Loy – $462,000; Mr. Walcott – $277,200; Mr. Murphy – $184,800. The Company’s actual performance with respect to the 2007 performance share award permitted payment of only 15% of the target award. For a discussion of the assumptions underlying this valuation please see Note 17 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2009, which accompanies this Proxy Statement.
(3)	The amounts in column (f) consist of the dollar amount of the grant date fair value, computed in accordance with FASB ASC Topic 718 (column (f)) with respect to stock option awards granted in 2009 and 2008. For a discussion of the assumptions underlying this valuation please see Note 17 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2009, which accompanies this Proxy Statement.
(4)	The amounts listed under column (g) were payable under the Entegris Incentive Plan with respect to the Company’s performance during the indicated fiscal year and was paid in February or early March of the succeeding year. As indicated, the Company’s performance in 2009 and 2008 did not qualify for any award under the EIP. See “Compensation Discussion and Analysis—Short Term Incentive Compensation”.

(5)	Included in the amounts listed under column (h) are: (a) employer matching contributions under the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement) (the 401(k) Plan) of $2,612 to Mr. Argov, $0 to Mr. Graves, $2,296 to Mr. Loy, $1,579 to Mr. Walcott, and $1,563 to Mr. Murphy in 2009; $9,200 to each of Messrs. Argov; Graves, Loy, Walcott, and Murphy for 2008; and of $9,000 to each of Messrs. Argov; Graves, Loy, Walcott, and Murphy for 2007; (b) discretionary “profit sharing” contributions by the Company under the 401(k) Plan of $0 to each of Messrs. Argov, Graves, Loy, Walcott and Murphy for 2009 and 2008, and $6,750 to each of Messrs. Argov, Graves, Loy, Walcott, and Murphy for 2007; (c) employer matching contributions to the Entegris, Inc. Supplemental Executive Retirement Plan for Key Salaried Employees (SERP) as follows for 2009: Messrs. Argov, Graves and Loy – $0; Mr. Walcott – $121; and Mr. Murphy $16; for 2008: Mr. Argov – $11,300; Mr. Graves – $9,230; Mr. Loy – $11,159; Mr. Walcott – $6,942; and Mr. Murphy – $5,784; for 2007: Mr. Argov – $31,650; Mr. Graves – $8,679; Mr. Loy – $11,803; Mr. Walcott – $8,517; and Mr. Murphy – $7,260; (d) discretionary “profit sharing” contributions by the Company to the SERP as follows: for 2009 and 2008 – $0 to all named executive officers; for 2007: Mr. Argov – $23,738; Mr. Graves – $6,509; Mr. Loy – $8,852; Mr. Walcott – $6,388; and Mr. Murphy – $5,445; (e) earnings (losses) at market rates on account balances under the SERP are set forth in column (d) of the Non-Qualified Deferred Compensation Table below; (f) perquisites with an aggregate value in excess of $10,000 as follows for 2009: Mr. Argov – $20,925 for tax and financial planning services, excess LTD coverage and club membership dues; Mr. Walcott – $18,726 for reimbursement of tax and financial planning services received in 2008 and 2009 but reimbursed in 2009, excess LTD coverage, executive physical exam and health club membership dues; for 2008: Mr. Argov – $25,874 for tax and financial planning services, reimbursement for certain state tax penalties and interest and federal tax gross ups, excess LTD coverage and club membership dues; and for 2007: Mr. Argov – $22,375 for tax and financial planning services, excess LTD coverage and club membership dues; Mr. Murphy – $10,808 for tax and financial planning services, and excess LTD coverage.

Grants of Plan Based Awards

During the fiscal year ended December 31, 2009 the following plan based awards were granted to the named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards)
		Thresh- hold ($)	Target ($)	Maximum ($)	Thresh- hold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)
Gideon Argov	1/14/2009	—	—	—		—	—	30,151	(2)	—	—	$60,000
	2/10/2009	—	—	—	—	—	—	—		420,000	$1.13	$201,600
	7/28/2009	—	—	—	—	—	—	150,000				$550,500

Gregory B. Graves	1/14/2009	—	—	—	—	—	—	15,892	(2)	—	—	$31,625
	2/10/2009	—	—	—	—	—	—	—		175,000	$1.13	$84,000
	7/28/2009							62,500		—	—	$229,375

Bertrand Loy	1/14/2009	—	—	—	—	—	—	18,844	(2)	—	—	$37,500
	2/10/2009	—	—	—	—	—	—	—		175,000	$1.13	$84,000
	7/28/2009	—	—	—	—	—	—	62,500		—	—	$229,375

Peter W. Walcott	1/14/2009	—	—	—	—	—	—	13,448	(2)	—	—	$26,762
	2/10/2009	—	—	—	—	—	—			105,000	$1.13	$50,400
	7/28/2009	—	—	—	—	—	—	37,500		—	—	$137,625

John J. Murphy	1/14/2009	—	—	—	—	—	—	12,482	(2)	—	—	$24,839
	2/10/2009	—	—	—	—	—	—			75,000	$1.13	$36,000
	7/28/2009	—	—	—	—	—	—	25,000		—	—	$91,750

(1)	The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.
(2)	These awards of restricted stock were in lieu of a 10% salary reduction; the restrictions on these shares lapse on January 14, 2010.
(3)

The indicated awards are stock option grants with an exercise price equal to the closing price on the NASDAQ of our stock on the indicated date of grant and that vest ratably over three years on each February 19th of 2010, 2011, and 2012. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

The following table lists the number of securities underlying stock options and restricted stock and performance share awards outstanding as of December 31, 2009; there were no awards designated in units or other rights outstanding as of the end of the fiscal year:

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (2) (#)		Market Value of Shares of Stock That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(5)
Gideon Argov	625,500			—	$8.35	11/21/2011
	56,000	112,000		—	$6.96	3/11/2015				24,000	$126,720
	—	420,000		—	$1.13	2/19/2016
							9,000		$47,520
							30,151	(3)	$159,197
							150,000		$792,000

Gregory B Graves	46,500	—		—	$8.52	9/3/2012	—		—	—	—
	7,500	—		—	$5.90	10/15/2012	—		—	—	—
	45,000	—		—	$13.50	10/15/2013				—	—
	47,000	—		—	$8.37	10/15/2014				—	—
	23,333	46,667		—	$7.07	2/21/2015				10,000	$52,800
	—	175,000		—	$1.13	2/19/2016
							6,250		$33,000
							6,400		$33,792
							50,000		$264,000
	—	—		—	—	—	15,892	(3)	$83,910
	—			—			62,500		$330,000

Bertrand Loy	18,873	—		—	$6.10	12/7/2010	—		—	—	—
	76,450				$11.12	12/4/2010	—		—	—	—
	23,333	46,667	(1)	—	$7.07	2/21/2015	—		—	10,000	$52,800
	50,000	100,000	(1)	—	$6.43	7/7/2015
	—	175,000		—	$1.13	2/19/2016
							9,375		$49,500
	—			—			8,000		$42,240
							50,000		$264,000
							18,844	(3)	$99,496
							62,500		$330,000

Peter W. Walcott	22,646				$6.10	12/7/2010	—		—	—	—
	69,500				$11.12	12/4/2010	—		—	—	—
	14,000	28,000	(1)		$7.07	2/21/2015	—		—	6,000	$31,680
		105,000		—	$1.13	2/19/2016	—		—	—	—
		—		—			6,250		$33,000
		—		—			4,800		$25,344
				—			13,448	(3)	$71,005
							37,500		$198,000

John J. Murphy	9,333	18,667	(1)		$7.07	2/21/2015				4,000	$21,120
		75,000			$1.13	2/19/2016
							16,250		$85,800
							3,200		$16,896
							12,482	(3)	$65,905
							25,000		$132,000

(1)

These options vest as follows: Mr. Argov – 56,000 shares on each March 11th in 2010 and 2011 and 140,000 shares on each February 19th in 2010, 2011 and 2012; Mr. Graves – 23,333 shares on February 21, 2010; 23,334 on February 21, 2011 and 58,333 shares on each February 19th in 2010 and 2011 and 58334 shares on February 19, 2012; Mr. Loy – 50,000 shares on each of July 7, 2010 and 2011 and 23,333 shares on February 21, 2010 and 23,334 on February 21, 2011 and 58,333 shares on each February 19th in 2010 and 2011 and 58334 shares on February 19, 2012; Mr. Walcott – 14,000 shares on each of February 21st in 2010 and 2011 and 35,000 shares on each February 19th in 2010, 2011 and 2012; and Mr. Murphy – 9,333 on February 21, 2010 and 9,334 on February 21, 2011 and 25,000 shares on each February 19th in 2010, 2011 and 2012.

(2)

Restrictions on the indicated shares of restricted stock and restricted stock units lapse as follows (in the order in which the awards are listed in the above table): Mr. Argov – 4,500 shares on February 19th of each of 2010 and 2011; 30,151 on January 14, 2010 and 37,500 on each February 19th in 2010, 2011, 2012 and 2013; Mr. Graves – 6,250 shares on January 18, 2010; and 3,200 shares on each of February 21, 2010 and 2011; and 50,000 shares on July 3, 2010; 15,892 on January 14, 2010 and 15,625 on each February 19th in 2010, 2011, 2012 and 2013; Mr. Loy – 9,375 shares on January 18, 2010; 4,000 shares on each of February 21, 2010 and 2011; 50,000 shares on July 7, 2011; 18,844 on January 14, 2010 and 15,625 on each February 19th in 2010, 2011, 2012 and 2013; Mr. Walcott – 6,250 shares on January 18, 2010; 2,400 shares on each of February 21, 2010 and 2011; 13,448 on January 14, 2010 and 9,375 on each February 19th in 2010, 2011, 2012 and 2013; Mr. Murphy – 16,250 shares on January 18th of 2010; 1,600 shares on each of February 21, 2010 and 2011; 12,482 on January 14, 2010 and 6,250 on each February 19th in 2010, 2011, 2012 and 2013.

(3)	These shares were awarded on January 14, 2009 in lieu of 10% of the named executive’s base salary that was forfeited for 2009; the restrictions on these shares lapse in full on January 14, 2010.
(4)	The entry in this column for each named executive officer is the performance shares granted as a part of the 2008 long term equity incentive program to the named executive officers; the performance share award is to be earned over a three year performance period (2008, 2009 and 2010) with respect to two weighted financial metrics: 75% on revenue growth against target and 25% on average ROIC performance against target; in each case these targets were established by the Management Development & Compensation Committee of the Board of Directors. The number of performance shares indicated in column (i) for each named executive officer is a projection of the unearned, unvested shares under the 2008 performance share award with respect to calendar years 2008, 2009 and 2010 assuming that the Company’s performance for each metric is at the threshold level as specified by instruction 3 to Regulation S-K, Item 402(f)(2); actual performance may result in awards that are significantly lower than those projected in columns (i) and (j) or in no award at all.
(5)	The indicated value is calculated using the closing price for the Company’s common stock on December 31, 2009 ($5.28).

Option Exercises and Stock Vested

The following table lists the stock option exercises by, and the number of shares of restricted stock vested with respect to, the named executive officers during the fiscal year ended December 31, 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
(a)	(b)	(c)	(d)	(e)
Gideon Argov	—	—	14,880	$27,007
Gregory B. Graves	—	—	14,640	$26,906
Bertrand Loy	9,558	$1,051	21,160	$39,599
Peter W. Walcott	14,817	$2,949	13,840	$26,146
John J. Murphy	—	—	17,850	$34,020

(1)	Includes both restricted stock that vested during the fiscal year and performance shares that were earned and vested during the fiscal year.
(2)	Value realized on vesting of stock awards based on the closing value of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation

Pursuant to the Company’s SERP, certain executives, including the named executive officers, may defer eligible compensation in excess of the maximum deferral amount allowed under the terms of the Company’s 401(k) Plan. Deferral elections are made by eligible executives in December of each year for amounts to be contributed in the following year. Compensation that may be deferred into the SERP include employee and matching employer contributions as well as employer discretionary profit sharing contributions to the 401(k) Plan that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Payment of distributions to the participant under the SERP may be made only upon the retirement, death, disability or other termination of employment with the Company and shall be paid in a lump sum six months following the date of such termination. No SERP distributions may be made to a participant while still employed by Entegris. SERP participants are 100% vested with respect to participant and employer matching contributions; employer profit sharing contributions vest beginning after 2 years of service in 25% annual increments until the participant is 100% vested after 5 years of service. SERP participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the SERP participant, which may be allocated among the same 25 investment funds as are offered with respect to the 401(k) Plan accounts.

Nonqualified Deferred Compensation Table

The following table lists the deferred contributions by the named executive officers, by the Company for the benefit of the named executive officers and the aggregate earnings, withdrawals and account balances for the named executive officers during the fiscal year ended December 31, 2009:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Gideon Argov	$0	$0	($108)	0	$109,287
Gregory B. Graves	$0	$0	$12,433	0	$88,249
Bertrand Loy	$0	$0	$74,926	0	$320,048
Peter W. Walcott	$12,481	$121	$97,895	0	$416,959
John J. Murphy	$1,931	$16	$8,560	0	$36,740

(1)	The employer matching contribution reflected in column (c) is established by an offset formula which includes contributions to the employee’s 401(k) account in the calculation of the employer matching contribution under the SERP. As noted above, effective March 2009, employer matching contributions were terminated for the balance of 2009. The amounts listed for each of the named executive officers in column (c) is detailed with respect to each named executive officer in footnote 5 to the Summary Compensation Table above in clauses (c) and (d) of that footnote.
(2)	The amounts listed for each of the named executive officers in column (d) is determined by the size of the SERP account of the respective named executive officers and by their respective investment elections under the SERP.

The Company also maintains a Deferred Compensation Plan that permits eligible participants, subject, to certain restrictions, to defer a specified portion of his or her base salary, incentive compensation and stock compensation for a fixed period specified by the eligible participant at the time the deferral election is made. Eligible participants are those employees who qualify as highly compensated within the meaning of ERISA and who have been designated as eligible by the Management Development & Compensation Committee of the Company’s Board of Directors. Amounts deferred under this plan receive notional earnings based on the investment performance of investments selected by the eligible participant from among the same selection of 25 investment funds as are offered under the Company’s 401(k) plan. During 2009 none of the named executive officers participated in this plan.

Potential Payments Upon Termination as a Result of Change-In-Control

Under Mr. Argov’s employment contract described above under “Compensation Discussion and Analysis – Chief Executive Officer Compensation” in the event of the termination of Mr. Argov’s employment under certain circumstances, he will be entitled to severance benefits, including the severance benefits to which he is entitled in the event of a termination following a “change of control” (see the definition in the next paragraph) which are substantially identical to the change of control agreements described below. If Mr. Argov is terminated by Entegris or a successor other than for cause, if he terminates his own employment for “good reason” (as described in the next paragraph) or if Entegris or its successor elects not to extend the agreement for any of the otherwise automatic one-year extension periods, he will receive, in addition to all forms of compensation that he has accrued prior to termination, (i) payment of base salary commencing with the first regular payday in the seventh month following the date of termination for two years following the date of termination (or through the day immediately preceding the third anniversary of the effective date of the agreement if termination occurs prior to the first anniversary of the effective date of the agreement); (ii) the greater of the target bonus or the highest bonus paid to Mr. Argov during the three years prior to termination; (iii) continuation of health, dental and group life insurance coverage through the date Mr. Argov continues to receive his base salary following termination or the date he becomes eligible for such coverage with a different employer; (iv) immediate vesting of all outstanding unvested equity awards; and (v) reimbursement of up to $15,000 in outplacement services. Mr. Argov agreed to non-competition and non-solicitation covenants with Entegris for a period of two years following the termination of his employment.

There are currently effective agreements with Messrs. Graves, Loy, Walcott and Murphy as well as one other executive officer to provide them with certain severance benefits in the event of a “Change of Control” of Entegris. In substance, a Change of Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company’s then outstanding Common Stock, if those members who constituted a majority of the Board of Directors cease to be so, if an agreement for the merger or other acquisition of the Company is consummated. If during the two-year period following a Change of Control the executive’s employment is terminated or if the executive terminates employment for “good reason” (as defined in the agreement – generally certain adverse changes to the terms or conditions of the executive’s employment), then the executive will become immediately entitled to: (i) payment of all unpaid compensation, vacation and expenses earned or incurred prior to the date of termination; (ii) a lump sum severance payment equal to the sum of two times the executive’s base salary plus two times the greater of the highest annual bonus during the three years prior to termination or target bonus for the year of termination; (iii) medical, dental and life insurance benefits for executive and executive’s family members for a period of two years following the date of termination; (iv) immediate vesting of all unvested stock options, the ability to exercise stock options for a period of up to one year following such termination (or, if earlier, until the expiration date of the options), and the immediate lapse of all restrictions on executive’s restricted stock; and (v) up to $15,000 of outplacement services.

Estimate of Change in Control Severance Benefits. The following table estimates potential payments following a change in control if our named executive officers were terminated by us without “cause” or if the named executive officer terminated “for good reason” on December 31, 2009:

Name (1)	Salary ($)	Cash Variable Comp. Payment (2)	Insurance and other Benefits (3)	Net Value of In-The Money Options (4)	Aggregate Value of Restricted Stock and Performance Shares (5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Gideon Argov	$1,200,000	$585,000	$40,144	$1,743,000	$1,315,5179	$4,883,661
Gregory B. Graves	$632,520	$268,134	$38,618	$726,250	$876,702	$2,542,225
Bertrand Loy	$750,000	$299,374	$38,618	$726,250	$917,236	$2,731,478
Peter W. Walcott	$535,212	$252,092	$32,009	$435,750	$406,549	$1,661,611
John J. Murphy	$496,800	$234,000	$31,459	$311,250	$353,401	$1,426,910

(1)	Except for Messrs. Argov and Graves, all named executive officers are employees-at-will. As described above, in the event of a termination of Mr. Argov under circumstances unrelated to a change in control, he will receive the same benefits described in this table. Under a separation agreement which expires July 2010, in the event of a termination of Mr. Graves under circumstances unrelated to a change in control, he will receive the benefit specified in column (b) of the table above, continuation of health and dental insurance ($23,192) and early lapse of restrictions on an award of 50,000 restricted stock units.
(2)	Based upon the 2007 variable compensation pay out, being the highest in the three years ended December 31, 2009; since there was no variable compensation plan for 2009, there was no target pay out.
(3)	Reflects the premiums to be paid by the Company to provide the named executive officer with health and dental benefits substantially similar to those they were receiving as of December 31, 2009 (with an assumed 5% premium increase per year); the premiums to be paid by the Company to provide the named executive officer with continuation of group term life insurance as well as the cost paid by the Company for the outplacement allowance referred to above.
(4)	Reflects the net value of in-the-money stock options based on the Company’s closing stock price on December 31, 2009 ($5.28).
(5)	Reflects the value of restricted stock and restricted stock units based on the Company’s closing stock price on December 31, 2009 ($5.28).

The change in control agreements also provide for an additional tax “gross-up” payment to the executive of an amount sufficient to satisfy, on an after-tax basis, any excise tax payable by such executive under Section 4999 of the Internal Revenue Code of 1986 as a result of any payments or benefits received by him. The change in control agreements also include a confidentiality covenant and two year post-termination non-competition and non-solicitation covenants by each named executive officer.

Management Development & Compensation Committee Interlocks and Insider Participation

The current members of the Management Development & Compensation Committee of the Company’s Board of Directors are Michael P.C. Carns, Chairman, Michael A. Bradley and Gary F. Klingl. No member of the Management Development & Compensation Committee was at any time during fiscal year 2009 an officer or employee of either the Company or of any subsidiary, nor has any member of such Committee had any relationship with Entegris requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2009, no executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of the Company.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

REPORT

The Management Development & Compensation Committee of the Company’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K under the Securities Act of 1933 with management and, based on such review and discussions, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael P.C. Carns, Chairman

Michael A. Bradley

Gary F. Klingl

OWNERSHIP OF ENTEGRIS COMMON STOCK

Management Holdings of Entegris Common Stock

The following table sets forth information concerning the number of shares of Entegris Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee; each of the five most highly compensated named executive officers and all directors and executive officers as a group as of January 31, 2010. This information is based on information provided by each director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or executive officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount And Nature of Shares Beneficially Owned (1) (2)		% of Class (3)
Gideon Argov	1,446,449		1.1
Michael A. Bradley	136,133		*
Michael P.C. Carns	300,613		*
Daniel W. Christman	129,028	(4)	*
Gregory B. Graves	412,568		*
Gary F. Klingl	135,677		*
Bertrand Loy	515,437		*
Roger D. McDaniel	188,756		*
John J. Murphy	130,012		*
Paul L.H. Olson	103,119		*
Brian F. Sullivan	103,118		*
Peter W. Walcott	242,006		*
All Directors and Executive Officers as a Group
(17) persons including those listed above):	4,955,413	(5)	3.8

*None	of these officers or directors owns as much as 1.0% of Entegris common stock.
(1)	Included in the shares listed as beneficially owned are the following number of shares subject to acquisition through the exercise of stock options under Entegris stock option plans which the following directors and executive officers have the right to acquire within 60 days following January 31, 2009: Mr. Argov – 877,500 shares; Mr. Bradley – 59,770 shares; Mr. Carns – 59,770 shares; Mr. Christman – 59,770 shares; Mr. Graves – 251,000 shares; Mr. Klingl – 60,000 shares; Mr. Loy – 250,323 shares; Mr. McDaniel, – 45,000 shares; Mr. Murphy – 43,666 shares; Mr. Olson – 24,000 shares; Mr. Sullivan – 24,000 shares and Mr. Walcott – 155,146 shares.
(2)	Includes restricted stock which is subject to forfeiture and other restrictions which lapse either quarterly or annually in accordance with the schedule specified in the respective awards, within 60 days following January 31, 2010 as follows: Mr. Argov – 42,000 shares, Mr. Graves – 18,825 shares; Mr. Loy – 19,625 shares; Mr. Murphy – 7,850 shares; and Mr. Walcott – 11,775 shares; all executive officers and directors as a group – 472,935 shares.
(3)	Calculated based on 130,694,890 issued and outstanding shares of Entegris common stock as of January 31, 2010.
(4)	Includes 695 shares held in the name of Mr. Christman’s wife as to which he disclaims beneficial ownership.
(5)	Includes 2,520,774 shares subject to acquisition by executive officers and directors within 60 days following January 31, 2010 through the exercise of stock options.

Other Principal Holders of Entegris Common Stock

Based on Schedule 13G Reports filed through February 28, 2010 with the Securities and Exchange Commission, the following persons are believed by the Company to be the beneficial owners of more than 5% of Entegris common stock, the Company’s only class of voting securities, as of December 31, 2009:

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class (1)
BlackRock, Inc.	12,114,116	(2)	9.3%
40 East 52nd Street
New York, NY 10022.

Chilton Investment Company LLC	7,401,055	(3)	5.7%
1266 East Main Street 7th Floor
Stamford, CT 06902

FMR LLC	8,936,743	(4)	6.8%
82 Devonshire Street
Boston, MA 02109

(1)	Calculated based on 130,694,890 outstanding shares of Entegris common stock as of January 31, 2010.
(2)	With respect to the shares reported by BlackRock, Inc., a parent holding company, it is reported that it exercises sole dispositive power and sole voting power with respect to all of such shares.
(3)	With respect to the shares reported by Chilton Investment Company LLC., a registered investment advisor, it is reported that it exercises sole dispositive power and sole voting power with respect to all of such shares.
(4)	With respect to the shares reported by FMR LLC., a parent holding company, it is reported that it exercises sole dispositive power over 8,936,743 shares and sole voting power with respect to 318,250 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who own more than 10 percent of Entegris Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Entegris common stock. Entegris is required to disclose any failure to file these reports by the required due dates. All of these filing requirements were satisfied in a timely manner during 2009 with the following exception: Mr. Carns – one Form 4 relating to the purchase of 160,000 shares that was filed 67 days late due to a communication failure.

REPORT OF THE AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee is composed of three members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee are independent directors, as defined in the Audit & Finance Committee Charter and in Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Audit & Finance Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2009 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit & Finance Committee selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2009. The Company’s independent registered public accounting firm is responsible for performing an audit of the

Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent registered public accounting firm, the following matters:

•	the plan for, and the report of the independent registered public accounting firm on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

The Audit & Finance Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (The Auditor’s Communication With Those Charged with Governance) with KPMG LLP, the Company’s independent registered public accounting firm for 2009. Statement on Auditing Standards No. 61 requires the Company’s independent registered public accounting firm to discuss with the Company’s Audit & Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

KPMG LLP also provided the Audit & Finance Committee with the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence). PCAOB Rule 3526 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent registered public accounting firm the matters disclosed in this communication and that firm’s independence from Entegris. The Audit & Finance Committee also considered whether the provision of the audit related and tax services to Entegris by the independent registered public accounting firm, which are referred to under RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010 below, is compatible with maintaining such auditors’ independence and concluded that the independent registered public accounting firm met the specified independence standards.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

In performing all of these functions, the Audit & Finance Committee acts only in an oversight capacity. The members of the Audit & Finance Committee have necessarily relied on the information, opinions, reports and statements presented to them by Entegris management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee have also relied on the work and assurances of the Company’s independent registered public accounting firm, who in their report express an opinion on the Company’s annual financial statements. Accordingly, while the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s financial statements. The information set forth in this report of the Audit & Finance Committee is not “soliciting material”, deemed to be “filed” with the Securities and Exchange Commission and is not incorporated by reference into any filings of the Company under the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

AUDIT & FINANCE COMMITTEE

Daniel W. Christman , Chairman

Roger D. McDaniel

Brian F. Sullivan

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

KPMG LLP, (“KPMG”) independent registered public accounting firm, has reported on the Company’s consolidated financial statements for the years ended December 31, 2009, 2008, and 2007. The Audit & Finance Committee selected KPMG as the Company’s independent registered public accounting firm for 2010 and has also reviewed and approved the scope and nature of the services to be performed for Entegris by that firm. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. The engagement agreement entered into with KPMG for fiscal year 2010 is subject to mediation and arbitration procedures as the sole method for resolving disputes.

Ratification of the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company. The Sarbanes-Oxley Act of 2002 requires the Audit & Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the selection of KPMG is not ratified by the majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the matter, the Audit & Finance Committee will reconsider whether to retain KPMG, and may retain that firm or another firm without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of ratification of the appointment, the Audit & Finance Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of KPMG regularly attend meetings of the Audit & Finance Committee. The Audit & Finance Committee pre-approves and reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its pre-approval and review of non-audit service fees, the Audit & Finance Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, publicly traded companies are prohibited from obtaining certain non-audit services from its independent registered public accounting firm. In 2009 and 2008, we did not obtain any of these prohibited services from KPMG. Entegris uses other accounting firms for these types of non-audit services. For additional information concerning the Audit & Finance Committee and its activities with KPMG, see “Corporate Governance” and “Report of the Audit Committee” above.

Audit Fees

Aggregate fees for professional services rendered for the Company by KPMG for the fiscal years ended December 31, 2009 and 2008 were:

Service	Year ended December 31, 2009	Year ended December 31, 2008
Audit Fees	$1,061,000	$1,667,000
Audit Related Fees	257,000	131,000
Tax Fees	182,000	121,000
All Other Fees	—	—

Total	$1,500,000	$1,919,000

The Audit services for the years ended December 31, 2009 and 2008, consisted of professional services rendered for the integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002; the statutory audits of certain of the Company’s foreign subsidiaries; the review of the Company’s interim consolidated financial statements in quarterly reports to the SEC; and the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings with the SEC.

The fees for Audit Related services for the year ended December 31, 2009 were for services related to auditing procedures performed in connection with the Company’s public offering of securities in the third quarter of 2009. The fees for Audit Related services for the year ended December 31, 2008 were for auditing procedures performed in connection with the Company’s 2008 acquisition of Poco Graphite, Inc.

The fees for Tax services for the years ended December 31, 2009 and 2008, were for services related to tax compliance, tax planning and tax advice for the Company, principally in international locations.

There were no fees for All Other services for the years ended December 31, 2009 or 2008.

Effective August 10, 2005, the Company’s Board of Directors adopted the charter of the Audit & Finance Committee which requires the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The charter of the Audit & Finance Committee is posted on the Company’s web site http://www.Entegris.com under “Investors” – “Corporate Governance”. The Audit & Finance Committee adopted pre-approval policies and procedures with respect to audit and permissible non audit services (“Services”) effective August 10, 2005. Under this policy Services must receive either a general pre-approval or a specific pre-approval by the Audit & Finance Committee. The grant of a general pre-approval of Services is limited to identified Services that have been determined not to impair the independence of the independent registered public accounting firm and must include a maximum fee level for the Services approved. A request for specific pre-approval must include detailed information concerning the scope of the Services and the fees to be charged. The policy also provides for a special delegation of pre-approval authority to the Chairman of the Audit & Finance Committee where the commencement of Services is required prior to the next scheduled meeting of the Audit & Finance Committee and it is impractical to schedule a special meeting; any such pre-approval by the Chairman is subject to review by the full Audit & Finance Committee. All of the fees listed as paid for 2009 and 2008 in the table above received pre-approval by the Company’s Audit & Finance Committee.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for 2010.

PROPOSAL 3 – APPROVAL OF THE ENTEGRIS, INC. 2010 STOCK PLAN

The Board of Directors believes that the effective use of long-term incentive compensation has been integral to our success in the past and is vital to our ability to achieve strong performance in the future. Accordingly, the Board of Directors is seeking stockholder approval of the Entegris, Inc. 2010 Stock Plan (the “2010 Plan”) that authorizes for award and issuance 9,750,000 shares of our common stock in connection with awards to be granted under the 2010 Plan. The Board of Directors approved the 2010 Plan on December 17, 2009, subject to stockholder approval at the Annual Meeting. The Board of Directors recommends that stockholders approve the 2010 Plan.

If the 2010 Plan is approved by our stockholders, it will replace our four existing equity award plans (collectively, the “Prior Plans”), namely: (i) the Entegris, Inc. 2001 Equity Incentive Plan, which would otherwise expire by its terms on March 26, 2011 (the “2001 Plan”); (ii) the Entegris, Inc. Outside Directors Stock Option Plan; (iii) the 2001 Non-Employee Directors Stock Option Plan, which would otherwise expire by its terms on March 26, 2011; and (iv) the 2003 Employment Inducement and Acquisition Stock Option Plan (the “2003 Plan”). In addition the 2010 Plan will replace the Entegris, Inc. 1999 Long Term Incentive and Stock Option Plan (the “1999 Plan”), which expired in August of 2009; this is the equity plan though which we made awards to employees who were employees of our predecessor Minnesota corporation at the time of its merger into the Company.

As of December 31, 2009, 9,300,000 shares of common stock were available for award under the Prior Plans. If the 2010 Plan is approved by stockholders, no new awards will be made under the Prior Plans and any shares of common stock available for issuance under the Prior Plans that are not subject to outstanding awards will no longer be available for issuance under the Prior Plans or the 2010 Plan. Outstanding awards under the Prior Plans will continue to be governed by the respective terms of the applicable Prior Plan until exercised, expired or otherwise terminated or cancelled. As of December 31, 2009, the Company had 6,663,000 stock options outstanding with a weighted average exercise price of $6.80 and a weighted average remaining term of 3.3 years, 3,263,000 awards of restricted stock and restricted stock units and 221,000 performance shares outstanding under the Prior Plans. In the opinion of the Board of Directors, the replacement of the Prior Plans and the increase by 450,000 shares in the aggregate number of shares available for equity awards is necessary as a part of our continuing commitment to attract, retain and motivate directors, executives and employees and to align their interests with those of our shareholders. Any awards under the Prior Plans and any contingent awards under the 2010 Plan made after December 31, 2009 shall reduce, on a share for share basis, the above specified authorized number of shares under the 2010 Plan. For more information concerning these reductions in the authorized number of shares under the 2010 Plan, see “Grants Under the 2010 Plan” and “Description of the 2010 Plan – Number of Shares Available for Award” below.

The 2010 Plan will be administered by the Management Development & Compensation Committee of our Board of Directors (the “Committee”), except that, in accordance with our corporate governance policies, awards to the non-employee Directors are determined and approved by the Board of Directors, based upon the recommendation of the Committee. For more information concerning the administration of the 2010 Plan, see “Description of the 2010 Plan – Administration” below.

FACTORS TO CONSIDER

Key Provisions of the 2010 Plan

The 2010 Plan includes a number of provisions designed to serve shareholders’ interests and facilitate effective corporate governance, including the following:

•

Plan Administration – The Plan is administered by the Committee (except for the approval of awards to non-employee directors), which is composed entirely of “non-employee directors,” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors,” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and “independent directors” as defined under NASDAQ listing rules.

•

No “Evergreen” Provision – The 2010 Plan does not contain an “evergreen” provision as did two of the Prior Plans. The Plan fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock.

•

No Stock Option/Stock Appreciation Right (“SAR”) Repricing/Exchange – The 2010 Plan does not permit the repricing of options or SARs or the exchange of underwater options or SARs for cash or other awards without shareholder approval.

•

Minimum Vesting Period – Equity awards (other than stock options and SARs) that vest solely on the basis of continued employment have a minimum vesting period of three years (one year if they require the achievement of performance goals), subject to certain exceptions.

•

Limit on Awards to Any One Individual – The number of stock options, SARs or other performance-based awards that may be granted to any one individual during any 12-month period is limited to 1 million shares for each type of award.

•

Deductibility of Awards – The 2010 Plan includes provisions intended to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code, by qualifying certain compensation under the 2010 Plan as “performance-based compensation.”

Grants under the 2010 Plan

Awards under the 2010 Plan are granted at the discretion of the Committee. While it is not possible to determine at this time the amount of any awards that may be made under the 2010 Plan in future years, our annual long-term incentive program has recently included equity grants: (i) of stock options and restricted stock units to members of our Core Leadership Team (the “CLT”) (currently 6 individuals, including the CEO) and to other executive officers and senior officers (currently 7 individuals, excluding the CLT); and (ii) restricted stock units to other high-performing, high-potential employees (“All Others”) (approximately 125 individuals). The following table shows the number of shares subject to awards granted with respect to our 2010 annual equity awards made on January 4, 2010, to these persons, under the Prior Plans and under the 2010 Plan (contingent on shareholder approval of the 2010 Plan) and the annual equity award that would have been granted to current directors who are not executive officers during 2009 if the 2010 Plan had been in effect (see the Director Summary Compensation Table elsewhere in this Proxy Statement):

2010 Equity Awards under the 2010 Plan and the 2001 Plan

Name and Position	Restricted Stock Units	Stock Options	Dollar Value ($)(1)
Gideon Argov, Chief Executive Officer†	89,448	178,896	$1,449,058
Bertrand Loy, Chief Operating Officer†	52,250	104,500	$846,450
Gregory B. Graves, Chief Financial Officer‡	38,729	77,458	$627,410
Peter W. Walcott, Senior V.P. & General Counsel†	29,242	58,484	$473,720
John J. Murphy, Senior V.P. Human Resources†	24,796	49,592	$401,695
All Executive Officers, as a Group (including those named above)†‡	334,421	668,842	$5,417,620
All Non-Executive Directors, as a Group*	336,539	—	$700,001
All others†‡	707,807	61,888	$4,156,353

1.	Based on the closing price of our stock on the date of award, January 4, 2010 ($5.40).
†	Includes actual awards made on January 4, 2010 under the 2001 Plan.
‡	Includes actual conditional awards made on January 4, 2010 under the 2010 Plan.
*	Pro-forma example of the annual equity award to non-executive directors made on May 6, 2009 if the 2010 Plan had been in effect, assuming $100,000 of restricted stock units per non-executive director awarded on that date when the Company’s stock closed at $2.08 per share.

See the “2009 Grants of Plan-Based Awards” table elsewhere in this Proxy Statement for long-term incentive grants to Named Executive Officers during 2009.

Other than the pro-forma award listed for the non-executive directors as a group, the 2010 equity awards listed in the table above were granted on January 4, 2010 under the 2001 Plan and, with respect to employees who were employees of the Company’s predecessor Minnesota corporation on the date of its merger into the Company, under the 2010 Plan (conditioned on shareholder approval of the 2010 Plan). This conditional award was necessary because the equity plan of the predecessor Minnesota company expired in August of 2009 and NASDAQ rules prohibit equity awards to these employees from the 2001 Plan. The restricted stock unit awards in the above table vest ratably over four years and are contingent on continued employment with the Company or an affiliate; the stock options carry an exercise price of the closing price of the Company’s stock on the date of grant ($5.40) and vest ratably over three years and expire on February 19, 2017. As of the date of this Proxy Statement, there are no commitments to grant awards with respect to the proposed additional shares of common stock authorized under the 2010 Plan.

If our shareholders do not approve the Plan, the conditional awards listed in the table above will be cancelled and we will be unable to make equity awards to those of our employees who were employed by the predecessor Minnesota corporation at the time of the merger or to any employee after March 26, 2011.

DESCRIPTION OF THE 2010 PLAN

The following description of the 2010 Plan is a summary, does not purport to be a complete description of the 2010 Plan and is qualified in its entirety by the full text of the 2010 Plan. A copy of the 2010 Plan is attached to this proxy statement as Annex 1 and is incorporated herein by reference.

Purpose

The purpose of the 2010 Plan is to attract, retain and motivate the Company’s executive officers, employees and non-employee directors, by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts with the long-term interests of the Company’s stockholders.

Administration

The 2010 Plan is administered by the Committee. Each member of the Committee must be a “non-employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” as defined under NASDAQ listing rules. The Committee is comprised of three directors each of whom meets all of the foregoing definitions. The Committee will have the authority to interpret the Plan, to establish and revise rules and regulations relating to the 2010 Plan, and to make any other determinations it believes necessary or advisable for the administration of the 2010 Plan. The Committee may delegate any or all of its authority to administer the 2010 Plan as it deems appropriate, except that no delegation may be made in the case of awards intended to be qualified under Section 162(m) of the Code.

Under the terms of the 2010 Plan, the Committee has the authority to, among other things:

•	select eligible individuals to whom awards are granted;

•	determine the types of awards to be granted and the number of shares of our common stock to be covered by each award;

•	determine whether and to what extent an award shall be forfeited, cancelled or suspended;

•	determine the terms, conditions and provisions of such awards;

•	interpret and administer the 2010 Plan and any instrument evidencing an award, notice or agreement executed or entered into under the 2010 Plan; and

•	make any other determination and take any other action under the 2010 Plan.

Eligibility

Awards may be granted under the 2010 Plan to executive officers, employees, non-employee directors, and consultants and advisors to the Company and its affiliates and subsidiaries as selected by the Committee. As of March 12, 2010, approximately 2,400 employees and 7 non-employee directors were eligible to participate in the 2010 Plan, subject to the approval of the stockholders.

Number of Shares Available for Award

Subject to adjustment (as described below), the maximum aggregate number of shares of common stock authorized for grant under the 2010 Plan is 9,750,000 shares, less one share of common stock for every one share of common stock that was subject to an award granted after December 31, 2009 under the 2010 Plan or under any of the Prior Plans. All of the 9,750,000 shares may be granted as incentive stock options at the discretion of the Committee. The shares of common stock deliverable under the 2010 Plan will consist of authorized and unissued shares or treasury shares.

If any shares of common stock subject to an award under the 2010 Plan or, after December 31, 2009, any shares of common stock subject to an award under any of the Prior Plans: (A) are forfeited or expire or (B) an award terminates, is settled for cash or otherwise does not result in the issuance of all of the shares subject to the award, the shares subject to the award may be used again for awards under the 2010 Plan to the extent of the forfeiture, expiration, termination, cash settlement or non-issuance. The following shares of common stock will be added to the shares available for issuance under the 2010 Plan: (i) shares tendered by the participant or withheld by us in payment of the purchase price of an option, (ii) shares tendered by the participant or withheld by us to satisfy withholding taxes with respect to an award, and (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise. Shares of common stock issued under awards made in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), do not reduce the maximum number of shares that may be issued under the 2010 Plan. In addition, if a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), has shares remaining available under a plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the 2010 Plan and will not reduce the maximum number of shares of common stock that may be issued under the 2010 Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.

Award Limits. The maximum number of shares of common stock that may be granted under the 2010 Plan to any one participant in the aggregate in any one fiscal year will not exceed 1,000,000 shares of common stock (subject to adjustments described below) for each type of equity award under the 2010 Plan, and the maximum dollar amount paid under all performance units and cash-based awards to any one participant in the aggregate in any one fiscal year will not exceed $1,000,000.

Adjustments. In the event of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, merger or similar change in capital structure involving our common stock, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended under the 2010 Plan, will substitute or equitably adjust the number or kind of shares of common stock that may be granted pursuant to the 2010 Plan or under particular forms of awards, the maximum number of shares of common stock that any individual participating in the 2010 Plan may be granted in any fiscal year, and the exercise prices of and number and kind of shares of common stock subject to outstanding awards.

Types of Awards

The 2010 Plan permits the Company to grant the following types of equity-based awards: (1) incentive and nonqualified stock options; (2) stock appreciation rights; (3) restricted stock and restricted stock units;

(4) performance shares; and (5) other share-based awards. The 2010 Plan also permits the Company to grant cash-based performance awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified exercise price, subject to the terms and conditions of the option grant. The exercise price of each stock option granted under the 2010 Plan must be at least 100% of the fair market value (as defined in the 2010 Plan) of a share of the common stock as of the date the award is granted to a participant and, with respect to incentive stock options, must not be less than the minimum exercise price required by Section 422 of the Code. The Committee will fix the term of each option, but options granted under the 2010 Plan will not be exercisable more than ten years after the date the option is granted. Each option will vest and become exercisable at such time or times as determined by the Committee. Options may be exercised, in whole or in part, by payment in full of the exercise price in cash and/or such other method as may be permitted by the Committee.

After termination of service with the Company or any affiliate or subsidiary of the Company, a participant will be able to exercise his or her nonqualified stock option for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the option agreement. With respect to incentive stock options, if a participant terminates employment due to death or disability, as defined under Section 22(e)(3) of the Code, the participant (or his beneficiary, in the case of death) will have the right to exercise the participant’s incentive stock options during the period specified in the applicable option agreement in accordance with the requirements of Section 422 of the Code.

Stock Appreciation Rights. The grant price of a stock appreciation right (“SAR”) will be at least 100% of the fair market value of the common stock on the date of grant. Upon the exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. Payment upon the exercise of a SAR will be in cash, shares of common stock, or some combination of cash and shares of common stock as determined by the Committee. The Committee may impose any conditions or restrictions on the exercise of a SAR as it deems appropriate. The Committee will fix the term of each SAR, but SARs granted under the 2010 Plan will not be exercisable prior to the expiration of one year from the date of grant or after the expiration of ten years after the date the SAR is granted. After termination of service with the Company or any affiliate or subsidiary of the Company, a participant will be able to exercise the SAR for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Restricted Stock and Restricted Stock Units. Shares of restricted stock and/or restricted stock units may be granted under the 2010 Plan. The number of shares of restricted stock or the number of restricted stock units granted, the purchase price, if any, and such other conditions and/or restrictions as the Committee shall determine shall be set forth in an award agreement. The 2010 Plan generally requires that time-based restricted stock and restricted stock unit awards have a minimum vesting period of three years (and one year if subject to the achievement of performance objectives), subject to accelerated vesting in the event of death, disability or retirement of the participant or a change of control of the Company. The three-year and one year minimum vesting requirements are not applicable to awards that do not exceed 10% of the number of shares available for awards under the 2010 Plan for restricted stock and restricted stock units. Participants holding shares of restricted stock may be granted voting rights with respect to their shares, but participants holding restricted stock units will not have voting rights with respect to their restricted stock units. After all conditions and restrictions applicable to restricted shares and/or restricted stock units have been satisfied or have lapsed (including the satisfaction of any applicable tax withholding obligations), shares of restricted stock will become freely transferable (except as otherwise provided in the 2010 Plan) and restricted stock units shall be paid in cash, shares of common stock, or some combination of cash and shares of common stock as determined by the Committee. After termination of service with the Company or any affiliate or subsidiary of the Company, a participant will be able to retain his or her restricted shares and/or restricted stock units for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Performance Stock. Performance stock may be granted under the 2010 Plan in such amounts and upon such terms as the Committee may determine. With respect to an award of performance stock, the Committee shall establish performance periods and performance goals in accordance with the performance measures described below. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the value and/or the number of shares of performance stock earned by a participant. Payment of earned performance stock will be made only after the Committee shall have certified that the performance criteria with respect to the award has been achieved within the pertinent performance period; payment will be made in cash, shares of common stock, or some combination of cash and shares of common stock, as determined by the Committee and stated in the award agreement. After termination of service with the Company or any affiliate or subsidiary of the Company, a participant will be able to retain his or her performance stock units for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Cash-Based Performance Awards. Cash-based performance awards may be granted in such amounts and subject to such terms and conditions as determined by the Committee and generally in accordance with the terms described above with respect to performance stock awards. Each cash-based award will specify a payment amount or payment range, and will be paid in cash or shares of common stock, as determined by the Committee. The amount of the cash-based award that will be paid out to the participant will depend on the extent to which the performance goals are met and only after the Committee shall have certified that the performance criteria with respect to the award has been achieved within the pertinent performance period. After termination of service with the Company or any affiliate or subsidiary of the Company, a participant will be able to retain his or her cash-based awards for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Other Stock-Based Awards. Other stock-based or stock-related awards may be granted in such amounts and subject to such terms and conditions (including, without limitation, performance goals) as determined by the Committee. Other stock based awards shall be subject to a minimum vesting period of three years if subject only to continued service and of one year if subject to the achievement of performance objectives, subject to accelerated vesting in the event of death, disability or retirement of the participant or a change of control of the Company. The three-year and one year minimum vesting requirements are not applicable to awards that do not exceed 10% of the number of shares available for awards under the 2010 Plan for other stock-based or stock-related awards. Each other stock-based award shall be expressed in terms of shares of common stock or units based on shares of common stock, as determined by the Committee. Other stock-based awards will be paid in cash or shares of common stock, as determined by the Committee. If the other stock-based awards are subject to performance goals, the number and/or value of other stock-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met and only after the Committee shall have certified that the performance criteria with respect to the award has been achieved within the pertinent performance period. After termination of service with the Company or any affiliate or subsidiary of the Company, a participant will be able to retain his or her other stock-based awards for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Awards to Non-Employee Directors

The type or combination of types of awards that will be granted to non-employee directors, and the terms and conditions of such awards, will be determined by the Board of Directors. Non-employee directors may, as determined by the Board of Directors, receive other stock-based awards in lieu of payment of all or a portion of cash directors’ fees or defer the grant or payment of awards and/or common stock equivalents.

Performance Measures

If the Committee intends to qualify an award under the 2010 Plan as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals selected by the Committee must be based on the achievement of specified levels of one, or any combination, of the following performance measures:

•	Net income or improvement in net income;

•	Adjusted net income or improvement in adjusted net income;

•	Earnings per share or improvement in earnings per share;

•	Net sales growth or improvement in net sales growth;

•	Cash flow;

•	Gross margin;

•	Operating margin;

•	Earnings before interest and taxes, EBITDA;

•	Stock price;

•	Return on assets or net assets;

•	Operating income or improvement in operating income;

•	Return on capital employed;

•	Return on assets or net assets;

•	Return on invested capital;

•	Return on equity and return on adjusted equity;

•	Reductions in certain asset or cost categories; and

•	Comparisons with other peer companies or industry groups or classifications with regard to one or more of the foregoing criteria.

Any of the performance measures specified in the 2010 Plan, or any combination thereof, may be used to measure the performance of the Company or any affiliate and/or subsidiary, as a whole, or any business unit of the Company, or any affiliate and/or subsidiary, as the Committee deems appropriate. Performance measures may be compared to (i) the performance of a group of comparator companies, (ii) a published or special index that the Committee deems appropriate, (iii) with respect to return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue), various stock market indices and/or (iv) other benchmarks approved by the Committee. The Committee may also provide for accelerated vesting of any award based on the achievement of performance goals.

The Committee may provide in any such award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs or other executive termination costs; extraordinary items (as defined in generally accepted accounting principles or any successor thereto); acquisitions or divestitures, including asset sales; the positive or negative impact of foreign exchange movements; stock-based compensation expense; in-process research and development expenses related to acquisitions; acquired intangible asset amortization; integration and other one-time expenditures or other adjustments related to acquisitions; material acquisition costs; merger costs, including severance, lease and other facility costs of the acquired company; gains or losses associated with either the repurchase or potential settlement of any or all of the Company’s outstanding debt or convertible debt instruments; and/or the positive or negative impacts associated with the implementation of International Financial Reporting Standards.

The Committee may adjust the amount payable pursuant to an award under the 2010 Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code downwards but not upwards.

Dividends; Dividend Equivalents

Awards other than options and SARs may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of the Company’s common stock covered by an award. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other stock-based awards that are subject to the attainment of specified performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

No Repricing

The 2010 Plan prohibits option and SAR repricings (other than to reflect a merger, reorganization, consolidation, dividend or other distribution, stock split, reverse stock split, spin-off, recapitalization or other similar corporate events) unless stockholder approval is obtained. For purposes of the 2010 Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award (except in connection with a change in control, or for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the 2010 Plan if the exercise price or grant price of the option or SAR is greater than the fair market value of the Company’s common stock, or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the NASDAQ or other principal U.S. national securities exchange on which the Company’s common stock is traded.

Nontransferability of Awards

No award under the 2010 Plan, and no shares of common stock subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Change of Control

Unless otherwise provided in a participant’s award agreement, upon a change of control (as defined in the 2010 Plan): (1) if and to the extent that the successor company assumes or substitutes for all outstanding options, SARs, restricted stock or restricted stock unit awards, or other share based award by exchange of equivalent rights, then if a participant is terminated other than for cause (as defined in the 2010 Plan) in connection with or within two years after a change of control, all such equivalent rights will become fully vested and exercisable and free of restrictions; (2) if and to the extent that a participant’s then-outstanding outstanding options, SARs, restricted stock or restricted stock unit awards, or other share based award are not exchanged or substituted for equivalent rights, such awards will immediately become fully vested, free of restrictions relating to vesting and transferability, and fully exercisable, as the case may be; and (3) the treatment of any other then-outstanding awards upon a change of control will be determined in accordance with the terms of the applicable award agreement.

Notwithstanding the foregoing, in the event of a change in control, except to the extent a participant receives equivalent rights as described above, the Committee may, in its sole discretion, but subject to Section 409A of the Code, determine: (1) that any or all outstanding awards granted under the 2010 Plan, whether or not exercisable, will be cancelled and terminated and that, in connection with such cancellation and termination, the participant will receive a payment in cash, shares of stock, other securities or a combination thereof equal to the difference, if any, between the consideration received by the stockholders of the Company in respect of a share of common stock in connection with the transaction and the purchase price per share, if any, under the award agreement multiplied by the number of shares of common stock subject to the award; and (2) in the case of performance awards, the award agreements may provide that such award shall be considered earned and any restrictions to have lapsed and that the award shall be paid.

Forfeiture and Recoupment

The Committee may provide in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Such events may include, but are not limited to, a breach of non-competition, confidentiality, or other restrictive covenants, or other conduct that is in conflict with or adverse to the interests of the Company or any of its affiliates or subsidiaries (including conduct contributing to any financial restatement or financial irregularities). In addition, the Committee may provide in an award agreement that if, within a specified time period, a participant establishes a relationship with a competitor or engages in any of the foregoing activities, the participant will forfeit any gain realized on the vesting or exercise of an award and shall be obligated to repay such gain to the Company.

Term, Termination and Amendment

Subject to certain exceptions, the Board of Directors has the authority to amend or terminate the 2010 Plan or any outstanding award agreement at any time and from time to time provided that: (1) any amendment to the 2010 Plan will not become effective until approved by the Company’s stockholders if such approval is required to comply with applicable laws, rules or regulations (including rules and regulations of the NASDAQ or other principal U.S. national securities exchange on which the Company’s common stock is traded); no amendment may cause the 2010 Plan to fail to comply with Rule 16b-3 under the Exchange Act; (2) to the extent required by applicable law, stockholder approval is required for any amendment that would increase the maximum aggregate number of shares of common stock authorized for grant, expand the types of awards, materially expand the persons eligible to participate, amend the 100% of fair market value minimum exercise price for stock options and SARs, amend the “no repricing” restrictions for stock options and SARs, increase the 10-year maximum term for stock options and SARs, or increase the maximum annual limits on awards to participants; and (3) no termination or amendment of the 2010 Plan or an award agreement shall adversely affect in any material way any award previously granted under the 2010 Plan without the written consent of the participant holding such award. Unless sooner terminated by the Board of Directors, the 2010 Plan will terminate ten (10) years following the date it is approved by stockholders.

ADDITIONAL INFORMATION ABOUT THE 2010 PLAN

Future benefits under the 2010 Plan are not currently determinable. However, current benefits granted to executive officers and all other employees would not have been increased if they had been made under the 2010 Plan. The “Summary Compensation Table” and the “Grants of Plan-Based Awards” table appearing elsewhere in this Proxy Statement show the awards that would have been made in 2009 if the 2010 Plan were in effect at that time.

U.S. Tax Treatment of Options and Awards

Incentive Stock Options. An incentive stock option results in no taxable income to the optionee and no deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of prior to the end of this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options. A non-qualified stock option results in no taxable income to the optionee and no deduction to the Company at the time it is granted. An optionee exercising a non-qualified option will, at the time of exercise, realize taxable compensation in the amount of the difference between the then market value of the shares and the option price. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights. Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.

Upon the exercise of a SAR, if an employee receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SAR in stock, the spread between the then current market value and the grant price will be taxed as ordinary income to the employee at the time it is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Stock Unit Awards/Performance Awards. No income will be recognized at the time of grant by the recipient of a stock unit award or performance award if such award is subject to a substantial risk of forfeiture. Generally, at the time that the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock will constitute ordinary income to the employee. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States

The grant and exercise of options and awards under the 2010 Plan to non-employee Directors and to employees outside the United States may be taxed on a different basis.

On March 12, 2010, the closing price of our common stock traded on the NASDAQ, was $5.29 per share.

Equity Compensation Plan Information

The following table provides information regarding securities issuable as of December 31, 2009 under our equity compensation plans other than the proposed 2010 Plan. The only equity securities currently authorized for issuance under our compensation plans are common stock for awards or options to acquire our common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	6,304,059	$6.70	7,807,594	(3)
Equity compensation plans not approved by security holders (2)	358,453	$8.59	1,533,233	(4)
Total	6,662,512	$6.80	9,340,827

(1)	Includes shares of Entegris, Inc. common stock available for award or to support option grants under the Prior Plans and under the 1999 Plan. The 2001 Plan contains an “evergreen” provision that annually increases the number of shares available for award or to support option grants by 1% of the number of shares of the Company’s common stock outstanding on the date of each Annual Meeting of Stockholders. The 1999 Plan expired in August 2009. If the 2010 Plan is approved by stockholders, the Prior Plans will be canceled and no further awards will be made thereunder.
(2)	Includes shares of Entegris common stock available for award or to support option grants under the 2003 Plan described below. This plan was cancelled by the Board of Directors as described below.
(3)	This balance of remaining shares has been reduced by: (i) the maximum number of shares that are potentially subject to award under outstanding performance share awards in the aggregate amount of 396,650 shares; if certain financial performance criteria are not met during the award period then these awards will be forfeited and the shares will be returned to the balance of shares available for future issuance under equity compensation plans; and (ii) the number of outstanding restricted share awards that remain subject to a risk of forfeiture, in the aggregate amount of 3,236,170 shares; if the awardee leaves the employment of the Company before these restrictions lapse then these shares will be forfeited and returned to the balance of shares available for future issuance under equity compensation plans. Under these plans the indicated balance is available for award either as stock options, restricted stock, restricted stock units or performance shares.
(4)	This balance of remaining shares as of December 31, 2009 has been reduced by the number of outstanding restricted share awards under the 2003 Plan that remain subject to a risk of forfeiture, in the aggregate amount of 49,488 shares; if the awardee leaves the employment of the Company before these restrictions lapse then these shares will be forfeited.

The equity compensation plan not approved by security holders listed in the table above refers to one of the Prior Plans, specifically, the Entegris, Inc. 2003 Employment Inducement and Acquisition Stock Option Plan which was adopted by the Board of Directors of a predecessor Delaware corporation and was assumed by the Company by action of its Board of Directors effective August 10, 2005. This stock option plan originally provided for the grant of stock options, restricted stock awards, deferred stock awards or awards of securities convertible into shares covering an aggregate of 486,500 shares of the common stock of the Company to newly hired (or rehired) employees and to employees of companies acquired by the Company. The plan had a term of ten years and provided that all stock options granted under the plan carry an exercise price equal to fair market value on the date of grant. This plan also contained an “evergreen” provision that annually increased the number of shares available for award or to support option grants by 0.25% of the number of shares of the Company’s common stock outstanding on the date of each Annual Meeting of Stockholders during the term of the plan. Effective February 24, 2010, the Board of Directors terminated the 2003 Plan so that after such date no new awards may be granted thereunder and any shares not subject to outstanding awards will no longer be available for award under that plan.

The following table sets forth information relating to grants of stock options and awards of restricted stock, restricted stock units and performance shares by the Company in fiscal years 2007, 2008 and 2009:

Fiscal Year	Sock Options Granted	Time- Vested Restricted Stock and RSUs	Performance Shares Earned	Weighted- Average Common Shares Outstanding
2009	1,545,000	2,689,739	0	117,321,000
2008	937,500	797,178	0	112,653,000
2007	0	893,288	136,817	124,339,000

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL

TO APPROVE THE 2010 PLAN.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than December 3, 2010 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Proposals should be addressed to Peter W. Walcott, Senior Vice President, General Counsel and Secretary, Entegris, Inc., 129 Concord Road, Billerica, MA 01821.

Under the Company’s By-Laws any stockholder of record of Entegris may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Entegris at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to be named as a nominee and to serve as a director if elected; and (v) a statement whether such nominee, if elected, has agreed to tender, promptly following such election, an irrevocable resignation to be effective if, at the next meeting for the election of directors: (A) the director does not receive the majority vote required by Section 3.3 of the By-Laws and (B) the Board of Directors accepts such resignation; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder; (ii) the class and number of shares of the Company which are beneficially owned by such stockholder; (iii) the class or series and number of shares of capital stock of the Company that are beneficially owned by each associate of the stockholder or beneficial owner as of the date of the notice; (iv) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the business between or among such stockholder and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); (v) a description of any agreement, arrangement or understanding (whether or not in writing and including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or in cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of capital stock of the Company, including the notional number of shares that are the subject of such agreement, arrangement or understanding; (vi) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Company, including the number of shares that are the subject of such agreement, arrangement or understanding; and (vii) a description of all direct and indirect compensation and any other material agreement, arrangement, understanding or relationship during the past three years between or among such stockholder and its affiliates and associates, or others with whom such stockholder is acting in concert, on the one hand, and each such nominee and his or her affiliates and associates, or others with whom such nominee is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Securities & Exchange Commission Regulation S-K if the stockholder making the nomination, or any affiliate or associate of such stockholder or person with whom the stockholder is acting in concert, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. Further, under the By-Laws the Company may also require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

The period for receipt of timely notice of stockholder proposals for submission to the Entegris 2011 Annual Meeting of Stockholders without inclusion in the Company’s 2011 proxy statement is not earlier than

December 3, 2010 and not later than January 2, 2011. Unless such notice is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention Peter W. Walcott, Senior Vice President, General Counsel and Secretary, within such period, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 accompanies this proxy statement. Stockholders may obtain without charge an additional copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, by writing to Gregory B. Graves, Executive Vice President & Chief Financial Officer, Entegris, Inc. at the Company’s offices at 117 Jonathan Boulevard N, Chaska MN 55318. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available through the web site of the Securities & Exchange Commission (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Entegris.com in the “Investors” section under the heading “SEC Filings”.

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

By Order of the Board of Directors,

Peter W. Walcott

Senior Vice President, General Counsel & Secretary

Billerica, Massachusetts

April 2, 2010

Annex 1

ENTEGRIS, INC.

2010 STOCK PLAN

SECTION 1. PURPOSE

The purpose of the Entegris, Inc. 2010 Stock Plan (“the Plan”) is to: (i) assist the Company and its Affiliates in attracting, recruiting and retaining exceptionally qualified individuals to serve as employees, non-employee directors, consultants and/or advisors; (ii) provide incentives to such individuals which align with the interests of the Company’s stockholders; and (iii) to promote the success of the Company’s business. It is believed that by encouraging these individuals to acquire a proprietary interest in the growth and performance of the Company their efforts will be stimulated to achieve the Company’s long-term objectives.

SECTION 2. DEFINED TERMS

Exhibit A, which is incorporated into this Plan by reference, defines certain terms used in the Plan; other terms defined elsewhere in the Plan shall have the meaning provided at the location of definition.

SECTION 3. ADMINISTRATION

3.1. Administrative Authority. The Plan shall be administered by the Administrator. The Administrator shall have full power and authority, subject to the provisions of the Plan and to such orders or resolutions not inconsistent with the provisions of the Plan, as may from time to time be adopted by the Board, to:

(i)	select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(ii)	determine the type or types of Awards to be granted to each Participant hereunder;

(iii)	determine the number of shares of Stock to be covered by each Award granted hereunder;

(iv)	determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

(v)	determine whether, to what extent and under what circumstances Awards may be settled in cash, Stock or other property;

(vi)	determine whether, to what extent, and under what circumstances cash, Stock, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;

(vii)	determine whether, to what extent, and under what circumstances any Award shall be forfeited, canceled or suspended;

(viii)	interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement;

(ix)	correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Administrator shall deem desirable to carry it into effect;

(x)	establish such rules and regulations and appoint such agents and/or committees of Company employees as it shall deem appropriate for the proper administration of the Plan;

(xi)	determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and

(xii)	make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

3.2. Administrator Decisions. Decisions of the Administrator shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. A majority of the members of the Administrator may determine its actions.

3.3. Section 409A of the Code. Each Award may contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A of the Code, or (ii) satisfies such requirements.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1. Number of Shares. (a) Subject to adjustment as provided in Subsection 15.1, a total of 9,750,000 shares of Stock shall be authorized for grant under the Plan less one (1) share for every one (1) share that was granted after December 31, 2009 under the Prior Plans or under the Plan prior to the date of adoption by the stockholders of the Company. After the effective date of the Plan (as provided in Section 13), no awards may be granted under any Prior Plans.

(b) If (i) any Stock subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Stock, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Stock subject to such Award (including on payment in Stock on exercise of a Stock Appreciation Right), such Stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan or (ii) after December 31, 2009 any Stock subject to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Stock, or an award under the Prior Plans is settled for cash (in whole or in part), expire or otherwise terminate without issuance of such Stock, or otherwise does not result in the issuance of all or a portion of the Stock subject to such award (including on payment in Stock on exercise of a stock appreciation right), such Stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

(c) The maximum number of shares covered by Incentive Stock Options that may be awarded under the Plan shall be the aggregate of the shares of Stock specified in Paragraph (a) above.

(d) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then the Stock so tendered or withheld shall be available for issuance under the Plan. In the event that after December 31, 2009 (iii) any option or award granted under the Prior Plans is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or (iv) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then the Stock so tendered or withheld shall be available for Award, grant and issuance under the Plan.

(e) To the extent consistent with the requirements of Section 422 of the Code, Substitute Awards shall not reduce the Stock authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Subsection 11.5, nor shall Stock subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made in compliance with the applicable requirements of the NASDAQ or of any established stock exchange on which the Stock may be listed.

(f) Each share of Stock subject to any Award under the Plan shall be counted against the limits set forth in Section 4.1(a) as one share.

4.2. Character of Stock. Any Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

SECTION 5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, Directors, and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and/or its Affiliates. Eligibility for Incentive Stock Options is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code. Eligibility for Stock Options other than Incentive Stock Options is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

SECTION 6. STOCK OPTIONS

6.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Administrator shall deem desirable.

6.2. Award Agreements. All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Administrator shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

6.3. Option Price. Other than in connection with Substitute Awards, the option price per each share of Stock purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one share of Stock on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of Stock of the Company or any Affiliate, the option price per share Shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Except in connection with a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Administrator shall not without the approval of the Company’s stockholders (a) lower the option price per share of Stock of an Option after it is granted, (b) cancel an Option when the option price per share of Stock exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is traded.

6.4. Option Term. The term of each Option shall be fixed by the Administrator in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns Stock representing more than 10% of the voting power of all classes of Stock of the Company or any Affiliate.

6.5. Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Stock covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of shares of Stock to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Administrator may, from time to time, prescribe.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Stock (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Administrator, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Administrator, by withholding Stock otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Administrator may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Administrator may, from time to time, prescribe. In no event may any Option granted hereunder be exercised for a fraction of a share of Stock. Except for Substitute Awards, under circumstances contemplated by Subsection 12.2 or as may be set forth in an Award Agreement with respect to: (A) retirement, death or disability of a Participant, or (B) special circumstances determined by the Administrator (such as the achievement of performance objectives), Options granted to employees of the Company or any Affiliate will not be exercisable before the expiration of one year from the date the Option is granted (but may become exercisable pro rata over such time).

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share of Stock exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Stock otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares of Stock for which the Option was deemed exercised, less the number of shares of Stock required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional share of Stock shall be settled in cash.

6.6. Form of Settlement. In its sole discretion, the Administrator may provide in the Award Agreement that the Stock to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

6.7. Incentive Stock Options. The Administrator may grant Incentive Stock Options to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. The terms and size of any Incentive Stock Option Award shall contain such provisions as may be necessary to meet the requirements of Section 422 of the Code or any successor provision thereto and any rulings or regulations of the U. S. Department of the Treasury promulgated thereunder.

SECTION 7. STOCK APPRECIATION RIGHTS

7.1. Grant and Exercise. The Administrator may provide Stock Appreciation Rights: (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award; in each case, upon such terms and conditions as the Administrator may establish in its sole discretion.

7.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined, from time to time, by the Administrator, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one share of Stock on the date of exercise (or such amount less than such Fair Market Value as the Administrator shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b) The Administrator shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Stock or other property, or any combination thereof.

(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Administrator may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall: (i) have a grant price not less than the Fair Market Value of one share of Stock on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Subsection 15.1, (ii) have a term not greater than ten (10) years, and (iii) with respect to an Award to an employee of the Company, not be exercisable before the expiration of one year from the date of grant (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by Subsection 12.2 or as may be set forth in an Award Agreement with respect to (x), retirement, death or disability of a Participant or (y) special circumstances determined by the Administrator, such as the achievement of performance objectives.

(e) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one share of Stock exceeds the grant price per share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Subsection, reduced by the number of shares of Stock (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f) Except in connection with a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), without the approval of the Company’s stockholders the Administrator shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award (other than in connection with a Substitute Award)), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is traded.

SECTION 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Administrator has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

8.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

8.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Stock subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Stock and the right to receive distributions made with respect to such Stock. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Stock or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of shares of Stock covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Subsection, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of shares of Stock covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Stock or other property has been distributed.

8.4. Minimum Vesting Period. Restricted Stock Awards and Restricted Stock Unit Awards shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or an Affiliate and (ii) one (1) year) from date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Administrator’s discretion in the event of the death, disability or retirement of the Participant or a Change in Control (as defined in Subsection 12.3). Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to grants of up to 10% of the number of shares of Stock available for Awards under Subsection 4.1(a) on the effective date of the Plan. Subject to the foregoing minimum Vesting Period requirements, the Administrator may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Administrator shall deem appropriate.

8.5 Issuance of Stock. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

SECTION 9. OTHER STOCK BASED AWARDS

9.1. Grants. Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

9.2. Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Subsection, any property (other than cash) distributed as a dividend or otherwise with respect to the number of shares of Stock covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Stock covered by a Other Share-Based Award with respect to which such cash, Stock or other property has been distributed.

9.3. Minimum Vesting Period. Other Share-Based Awards shall have a Vesting Period of not less than: (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or an Affiliate and (ii) one (1) year) from date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Administrator’s discretion in the event of the death, disability or retirement of the Participant or a Change in Control (as defined in Subsection 12.3). Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to grants of up to 10% of the number of shares of Stock available for Awards under Subsection 4.1(a) on the effective date of the Plan. Subject to the foregoing minimum Vesting Period requirements, the Administrator may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Administrator shall deem appropriate.

9.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Stock, other property, or any combination thereof, in the sole discretion of the Administrator. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Administrator, on a deferred basis subject to the requirements of Section 409A of the Code.

9.5. Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Administrator shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment the deferred stock units.

SECTION 10. PERFORMANCE AWARDS

10.1. Grants. Performance Awards in the form of Performance Cash, Performance Stock or Performance Units, as determined by the Administrator in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Administrator and shall be based upon one or more of the Performance Criteria as the Administrator may determine.

10.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents (subject to the requirements of Subsection 15.4). The terms of Performance Awards need not be the same with respect to each Participant.

10.3. Terms and Conditions. The specific Performance Criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Administrator upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Administrator.

10.4. Payment. Performance Awards will be distributed only after the end of the relevant Performance Period and after the Administrator shall have certified that the Performance Criteria with respect to the Performance Award has been attained during the relevant Performance Period. Performance Awards may be paid in cash, Stock, other property, or any combination thereof, in the sole discretion of the Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Administrator, on a deferred basis subject to the requirements of Section 409A of the Code.

SECTION 11. CODE SECTION 162(M) PROVISIONS

11.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Administrator determines at the time a Performance Award (not otherwise subject to this Section 11), Restricted Stock Award, a Restricted Stock Unit Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Administrator may provide that this Section 11 is applicable to such Award.

11.2. Performance Criteria. If the Administrator determines that a Performance Award, Restricted Stock Award, a Restricted Stock Unit or an Other Share-Based Award is intended to be subject to this Section 11, the lapsing of restrictions thereon and the distribution of cash, Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Administrator, which shall be based on the attainment of specified levels of one or any combination of the Performance Criteria. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Administrator may also exclude charges related to an event or occurrence which the Administrator determines should appropriately be excluded, including without limit: (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals, and any related exclusions of charges as described in the preceding sentence, shall be set by the Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder. No Award to which this Section 11 applies may be granted after the first meeting of the stockholders of the Company held in 2015 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

11.3. Adjustments. Notwithstanding any provision of the Plan (other than Section 12), with respect to any Performance Award, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award that is subject to this Section 11, the Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Administrator may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

11.4. Restrictions. The Administrator shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. No Award made subject to this Section 11 shall be paid until the Administrator shall have certified that the Performance Criteria with respect to such Award has been attained during the relevant Performance Period.

11.5. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Subsection 15.1, the maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to Stock Appreciation Rights granted to any person in any calendar year, the maximum number of shares of Stock subject to Performance Awards granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered to any person in any calendar year shall each be 1,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or Stock Appreciation Right shall be treated as a new grant to the extent required under Section 162(m) of the Code. Subject to these limitations, each Participant shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. No more than $1,000,000 may be paid to any individual with respect to any Performance Award payable in cash. In applying the limitation of the preceding sentence: (A) multiple Performance Awards payable in Cash to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Performance Awards payable in cash to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations (or, if denominated in cash, toward the dollar amount in the preceding sentence).

SECTION 12. CHANGE IN CONTROL PROVISIONS

12.1. Assumption or Substitution. If the Change in Control is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

Unless otherwise provided in an Award Agreement, and only to the extent consistent with Section 409A of the Code, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof is involuntarily terminated without Cause by the successor employer within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Subsection 12.1, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Stock subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Stock for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Stock); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Administrator may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Administrator in its sole discretion and its determination shall be conclusive and binding.

12.2. Awards Not Assumed or Substituted. Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; provided, that to the extent acceleration pursuant to this Section 12.2 of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award may not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 11 and Section 15.1, replicate the prior terms of the Award.

12.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions by: (i) the Company or any Affiliate, (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iii) any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) any person pursuant to a Non-Qualifying Transaction, as defined in paragraph (c) below, or (v) any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the

“Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.4. Cash Out, etc. of Awards. The Administrator, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such share of Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Administrator, in its discretion, shall determine; provided, that the Administrator may not exercise its discretion under this Section 12.4 with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A. Award Agreements may provide that in the event of a Change in Control of the Company all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled and distributed.

SECTION 13. EFFECTIVE DATE AND TERM OF THE PLAN.

The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, unless sooner terminated by the Board pursuant to Section 14 below, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

SECTION 14. AMENDMENT AND TERMINATION OF THE PLAN.

The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares is traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, to the extent required by such applicable law, amend the Plan to: (a) increase the number of shares of Stock that may be the subject of Awards under the Plan (except for adjustments pursuant to Subsection 15.1); (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend Subsection 6.3 or Subsection 7.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval; (e) increase the maximum permissible term of any Option specified by Subsection 6.4 or the maximum permissible term of a Stock Appreciation Right specified by Subsection 7.2(d); or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material and adverse respect under any Award previously granted without such Participant’s consent.

SECTION 15. PROVISIONS OF GENERAL APPLICABILITY.

15.1. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Administrator deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options, and in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Administrator deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Administrator may determine to be appropriate; provided, however, that the number of shares of Shares subject to any Award shall always be a whole number.

15.2. Transferability of Awards. Except as provided below, no Award and no Stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Administrator, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to: (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders; or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Subsection.

15.3. Termination of Employment. The Administrator shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Administrator, which determination will be final.

15.4. Deferral; Dividend Equivalents. The Administrator shall be authorized to establish procedures, subject to the requirements of Section 409A of the Code, to the extent applicable, pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Administrator, be entitled to receive, currently or on a deferred basis, amounts equivalent to any cash, stock or other property dividends that may be declared with respect to the Stock (“Dividend Equivalents”) with respect to the number of shares of Stock covered by the Award, provided that such Dividend Equivalents shall be subject to the same vesting or performance conditions as the underlying Award. The Administrator may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

15.5. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Administrator and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Administrator may provide; in each case and if required by the Administrator, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the provisions of the Plan.

15.6. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of: (a) the grant of any Award; (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Stock or cash; (d) the lapse of any restrictions in connection with any Award; or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Administrator shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Stock (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Stock (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

15.7. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Administrator, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

15.8. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Administrator deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

15.9. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial restatements or financial irregularities), as determined by the Administrator in its sole discretion. The Administrator may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

15.10. Stop Transfer Orders. All certificates for Stock delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock are then listed or traded, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.11. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Administrator or by the Board.

15.12. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.13. Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change to an applicable statute, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

15.14. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

15.15. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

15.16. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

15.17. Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Administrator, be necessary or desirable in order to recognize differences in local law or tax policy. The Administrator also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

15.18. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Administrator. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

15.19. Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 15.19 will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

15.20. No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award, (b) any Stock issuable upon the exercise of any Award, or (c) the sale of any Stock issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Stock issuable upon exercise of any Award, or (z) the sale of any Stock issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

15.21. Legal Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, any regulation promulgated thereunder or of any applicable state or foreign securities laws. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

15.22. Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

15.23. Establishment of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable federal or state securities or tax laws. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

15.24. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

EXHIBIT A

Definition of Terms

As used in the Plan, the following terms shall have the meanings set forth in this Exhibit A. Terms defined in the text of the Plan shall have the meaning ascribed to the term at the location of its definition. Any definition of a performance measure used in connection with Awards described by Sections 10 or 11 shall have the meaning commonly ascribed to such term by generally acceptable accounting principles as practiced in the United States:

A.1. “Administrator” The Committee or if there be no Committee, the Board.

A.2. “Affiliate” shall mean any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

A.3. “Award” shall mean any or a combination of the following: Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock, Other Share-Based Award, Performance Award Unrestricted Stock, Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines or any other right, interest or option relating to Stock or other property (including cash) granted pursuant to the provisions of the Plan.

A.4. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

A.5. “Board” shall mean the board of directors of the Company.

A.6. “Cause” shall mean, unless otherwise provided in an Award Agreement, (A) gross dereliction in the performance of the Participant’s duties to the Company or any of its Affiliates if the Participant fails to cure such dereliction, if curable, within thirty (30) days after receipt from the Company of written notice specifying such dereliction; (B) fraud, embezzlement or theft with respect to the Company or any of its Affiliates; (C) material breach of a fiduciary duty owed by the Participant to the Company or any of its Affiliates; or (D) conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude.

A.7. “Code” shall mean the Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

A.8. “Company” shall mean Entegris, Inc., a Delaware corporation.

A.9. “Committee” shall mean the Management Development & Compensation Committee of the Board or a successor to such committee established by the Board to assist it in the oversight and determination of the Company’s compensation practices, policies and programs. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Stock is traded, to the extent required by such rules.

A.10. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

A.11. “Covered Employee” shall mean an employee of the Company or its Affiliates (including an employee who is also a member of the Board) who is a “covered employee” within the meaning of Section 162(m) of the Code.

A.12. “Director” shall mean a non-employee member of the Board.

A.13. “Dividend Equivalents” shall have the meaning set forth in Subsection 15.4.

A.14. “Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

A.15. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

A.16. “Fair Market Value” shall mean, with respect to Stock as of any date, (i) the closing sale price of the Stock reported as having occurred on the NASDAQ or other principal U.S. national securities exchange on which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Stock reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Administrator to be the fair market value of the Stock as determined by the Administrator in its sole discretion, consistent with the requirements of Sections 422 and 409A of the Code, to the extent applicable. The Fair Market Value of any property other than Stock shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator.

A.17. “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

A.18. “Limitations” shall have the meaning set forth in Subsection 11.5.

A.19. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Stock at such price or prices and during such period or periods as the Administrator shall determine.

A.20. “Other Stock-Based Award” shall have the meaning set forth in Subsection 9.1.

A.21. “Participant” shall mean an Employee, Director or Consultant who is selected by the Administrator to receive an Award under the Plan.

A.22. “Payee” shall have the meaning set forth in Subsection 15.6.

A.23. “Performance Award” shall mean any Award of Performance Cash, Performance Stock or Performance Units granted pursuant to Section 10 which are subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and Performance Awards that are not intended so to qualify.

A.24. “Performance Cash” shall mean any cash incentives granted pursuant to Section 9 payable to the Participant upon the achievement of such performance goals as the Administrator shall establish.

A.25. “Performance Criteria”: shall mean specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the pay-out of an Award. For purposes of Performance Share Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):

•	Net income or improvement in net income;

•	Adjusted net income or improvement in adjusted net income;

•	Earnings per share or improvement in earnings per share;

•	Net sales growth or improvement in net sales growth;

•	Cash flow;

•	Gross margin;

•	Operating margin;

•	Earnings before interest and taxes, EBITDA;

•	Stock price

•	Return on assets or net assets;

•	Operating income or improvement in operating income;

•	Return on capital employed;

•	Return on assets or net assets,

•	Return on invested capital

•	Return on equity and return on adjusted equity;

•	Reductions in certain asset or cost categories; and

•	Comparisons with other peer companies or industry groups or classifications with regard to one or more of the foregoing criteria.

A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.”

A.26. “Performance Period” shall mean the period established by the Administrator during which any performance goals specified by the Administrator with respect to a Performance Award are to be measured.

A.27. “Performance Share” shall mean any grant pursuant to Section 10 of a unit valued by reference to a designated number of shares of Stock, which value will be paid to the Participant upon achievement of such performance goals as the Administrator shall establish.

A.28. “Performance Unit” shall mean any grant pursuant to Section 10 of a unit valued by reference to a designated amount of cash or property other than Stock, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Administrator shall establish.

A.29. “Permitted Assignee” shall have the meaning set forth in Subsection 15.2.

A.30. “Plan”: The Entegris, Inc. 2010 Stock Plan, as from time to time amended and in effect.

A.31. “Prior Plans” shall mean, collectively, the Company’s 2001 Equity Incentive Plan, the Company’s Outside Directors’ Option Plan, the Company’s 2001 Non-Employee Directors’ Stock Option Plan and the Company’s 2003 Employment Inducement and Acquisition Stock Option Plan.

A.32. “Restricted Stock” shall mean any share of Stock issued with the restriction that the holder may not sell, transfer, pledge or assign such Stock and with such other restrictions as the Administrator, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

A.33. “Restricted Stock Award” shall have the meaning set forth in Subsection 8.1.

A.34. “Restricted Stock Unit” means an Award that is valued by reference to a share of Stock, which value may be paid to the Participant by delivery of cash, Stock or such other property as the Administrator shall determine, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

A.35. “Restricted Stock Unit Award” shall have the meaning set forth in Subsection 8.1

A.36. “Stock” shall mean the shares of the Company’s Common Stock, $0.01 par value per share.

A.37. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 7.

A.38. Substitute Awards” shall mean Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

A.39. “Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

A.40. “Vesting Period” shall mean the period of time specified by the Administrator during which vesting restrictions for an Award are applicable.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ENTEGRIS, INC. 129 CONCORD RD. ATTN: STEVEN CANTOR BILLEICA, MA 01821

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 4, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Gideon Argov 02 Michael A. Bradley 03 Marvin D. Burkett 04 Michael P.C. Carns 05 Daniel W. Christman
06	Gary F. Klingl 07 Roger D. McDaniel 08 Paul L.H. Olson 09 Brian F. Sullivan
The Board of Directors recommends you vote FOR the following proposal(s):								For	Against	Abstain
2	Ratify Appointment of KPMG LLP as Entegris’ Independent Registered Public Accounting Firm for 2010.							☐	☐	☐
3	Approve Entegris 2010 Stock Plan.							☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

ENTEGRIS, INC. Annual Meeting of Stockholders May 5, 2010 10:00 AM This proxy is solicited by the Board of Directors

By signing this proxy or granting your proxy by telephone or the Internet as described on the reverse side, you revoke all prior proxies and constitute and appoint Gideon Argov, Gregory B. Graves and Peter W. Walcott and each of them singly, your proxies and attorneys with the powers you would possess if personally present and with full power of substitution, to vote all shares of Common Stock of Entegris, Inc. held by you or in respect of which you would be entitled to vote or act at the Annual Meeting of Stockholders of Entegris, Inc. to be held at 129 Concord Road, Billerica MA, on May 5, 2010 at 10:00 a.m. local time and at any adjournments of said meeting upon all subjects that may properly come before the meeting, subject to any directions indicated on this proxy.

IF NO DIRECTIONS ARE GIVEN ON THE REVERSE SIDE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL NINE NOMINEES, FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM; FOR THE APPROVAL OF THE ENTEGRIS 2010 STOCK PLAN; AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side